Exhibit 1.01

EQUITY DISTRIBUTION AGREEMENT

August 1, 2025

To the Agents and Forward Purchasers listed on Annex I

Ladies and Gentlemen:

Xcel Energy Inc., a Minnesota corporation (the “Company”), confirms its agreement with each of Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as agents and/or principals (each, an “Agent” and, collectively, the “Agents”), and Barclays Bank PLC, Bank of Montreal, BNP PARIBAS, The Bank of New York Mellon, Bank of America, N.A., Canadian Imperial Bank of Commerce, Citibank, N.A., Goldman Sachs & Co. LLC, Goldman Sachs International, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Equity Distribution Agreement (this “Agreement”), of shares of common stock, par value $2.50 per share, of the Company (the “Common Stock”) having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $4,000,000,000 (the “Maximum Amount”) on the terms and conditions set forth in this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-278797) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains or incorporates by reference additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated April 18, 2024 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 4(e) of this Agreement and filed in accordance with the provisions of Rule 424(b) under the Act) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(c) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company, each Agent and each Forward Purchaser agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent or its counsel necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also (i) offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) hereof (each such transaction being referred to as a “Principal Transaction”) or (ii) enter into one or more initially-priced forward stock purchase transactions with Barclays Bank PLC, Bank of Montreal, BNP PARIBAS, The Bank of New York Mellon, Bank of America, N.A., Canadian Imperial Bank of Commerce, Citibank, N.A., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc,, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (an “Initially-Priced Transaction”) or one or more collared forward sale transactions with Goldman Sachs International (a “Collared Forward Transaction”, and each of an Initially-Priced Transaction and a Collared Forward Transaction, a “Forward Transaction”), as set forth in a separate letter agreement, the forms of which are attached hereto as Exhibits B-1 and B-2 respectively (an “Initially-Priced Confirmation” and a “Collared Forward Confirmation”, each, a “Confirmation”, and together, the “Confirmations”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement, any Terms Agreement and any Confirmation is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, (iii) “Exchange” means the Nasdaq Stock Market LLC (iv) “Forward Settlement Date” means, for sales in establishing the applicable Forward Purchaser’s initial hedge under any Confirmation, unless otherwise specified, the first (1st) Exchange Business Day (or such other day as may, from time to time, become standard industry practice for regular-way trading) following the date on which such sales are made and (v) “Forward Hedge Selling Commission” means, (x) for any Initially-Priced Transaction, the product of (i) the Forward Hedge Selling Commission Rate (as defined in the applicable Initially-Priced Confirmation), (ii) the Volume Weighted Hedge Price (as defined in the applicable Initially-Priced Confirmation) and (iii) the Number of Shares (as defined in the applicable Initially-Priced Confirmation) and (y) for any Collared Forward Transaction, the product of (i) the Forward Hedge Selling Commission Rate (as defined in the applicable Collared Forward Confirmation) and (ii) the sum of the product of each Hedge Reference Price (as defined in the applicable Collared Forward Confirmation) and the corresponding Component Number of Shares (as defined in the applicable Collared Forward Confirmation) for all Components (as defined in the applicable Collared Forward Confirmation) of such Collared Forward Transaction.

(b) Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares with respect to which such Agent has agreed to act as sales agent in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 hereof. In addition, subject to the terms and conditions set forth herein, the Company may, in consultation with a Forward Purchaser and the applicable Agent, instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, and enter into one or more Confirmations with respect to such Shares. Each Forward Purchaser shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third parties up to the maximum number of shares of Common Stock deliverable under such Forward Transaction. In connection therewith, the Company and such Forward Purchaser understand that such Forward Purchaser, through such Agent, as forward seller and sales agent, will effect sales of Shares on the terms set forth in this Agreement. Each Agent, when acting as forward seller, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares on behalf of any Forward Counterparty on the terms and subject to the conditions stated herein and in the applicable Confirmation. Nothing herein shall constitute a commitment by any Forward Purchaser to borrow, offer or sell Shares, or to enter into any Forward Transaction. Such a commitment (if any) would be set forth in, and would be subject to the terms of, a Confirmation with respect to such Forward Transaction. For the avoidance of doubt, each Agent, in its capacity as forward seller, shall not act as an agent, broker or dealer for, or sell any Shares on behalf of, the Company under this Agreement.

(c) Each Agent, as agent in any Agency Transaction, and each Agent, as forward seller for the applicable Forward Purchaser, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company by the Agent in its capacity as agent of the Company or as forward seller for the applicable Forward Purchaser as shall be agreed by the Company and such Agent in writing. For the avoidance of doubt and subject to the foregoing, each Agent, as agent in any

Agency Transaction, and each Agent, as forward seller for the applicable Forward Purchaser may sell Shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) hereof) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent, and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) hereof.

(f) The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by email or telephone from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)

the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 1% of the Gross Sales Price, the Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when the Gross Sales Price of the Specified Number of Shares is added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total Gross Sales Price of Shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement, any Terms Agreement and for any borrowed Shares sold by a Forward Purchaser through a forward seller shall be a percentage, not to exceed 1%, of (x) the actual sales price of such Shares or (y) in the case of a Collared Forward Transaction, the relevant Hedge Reference Price(s) (as defined in and determined pursuant to the relevant Confirmation) (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance or Confirmation; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Unless otherwise agreed between the Company and the applicable Agent, such commission shall be deducted by the Agent from the payment of the Gross Sales Price to the Company. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein as the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least three Exchange Business Days prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). On each Forward Settlement Date in establishing the applicable Forward Purchaser’s initial hedge under a Confirmation, such Shares shall be delivered by such Forward Purchaser to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Sales Price from the sale of such Shares in same day funds delivered to an account designated by such Forward Purchaser, or by such other means and/or on such other terms as may be agreed to by such Forward Purchaser and such Agent.

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and the applicable Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e) If the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and any applicable Forward Purchaser, and sales of the Shares under this Agreement, any Transaction Acceptance, Terms Agreement or Confirmation shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each such party and Forward Purchaser. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” in Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f) (i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) hereof or in connection with a Forward Transaction, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction or the Confirmation, as applicable.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.

(g) Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction or in connection with a Forward Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) (A) if the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) with respect to a completed quarter in advance of filing its Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same periods, as the case may be, covered by such Earnings Announcement, at any time from and including the date of the Earnings Announcement through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (B) if the Company shall make an Earnings Announcement on the same date as the filing of the Quarterly Report on Form 10-Q or Annual Report on Form 10-K for such period, from the date of the filing of such Quarterly Report on Form 10-Q or Annual Report on Form 10-K through and including the time that is 24 hours after the time that the Company files such Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

(i) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day.

(j) Notwithstanding anything herein to the contrary, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent or forward seller, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement and any Confirmation, in each case by the Company’s board of directors or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company. The Company or the applicable Agent, acting as forward seller, may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to a Forward Transaction for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Confirmation.

(k) Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement or (ii) in the good faith judgment of such Forward Purchaser, it is either impracticable to borrow and deliver any Shares for sale under this Agreement or such Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate set forth in the applicable Confirmation, then the applicable Agent shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that such Forward Purchaser using commercially reasonable efforts is able to, and that it is practicable to, so borrow below such cost. Additionally, the Company acknowledges and agrees that (i) there can be no assurance that any Agent, when acting as forward seller, will be successful in selling any Shares in compliance with any trading parameters set forth in the applicable Confirmation, (ii) an Agent, when acting as forward seller, will incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason other than a failure by the forward seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Agreement, and (iii) no sales of any Shares in respect of a Forward Transaction may take place until and unless the “Effective Date” (as defined in the applicable Confirmation) in respect of such Forward Transaction has occurred.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to each of the Agents and the Forward Purchasers as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined below), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined below) on which a certificate is required to be delivered pursuant to Section 6(b) hereof (each such date listed in (i) through (vi), a “Representation Date”), and agrees that:

(a) The Company meets the requirements for use of Form S-3 under Act, and has filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 under the Act, including a prospectus, for the registration under the Act of certain securities (the “Shelf Securities”), including the Shares, which Registration Statement initially became effective not earlier than three years prior to the date hereof. The Registration Statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective.

(b) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Exchange under the trading symbol “XEL.” Prior to the delivery of any Transaction Proposal, the Shares shall have been listed on the Exchange, subject to notice of issuance.

(c) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the

Shares in reliance on the exemption of Rule 163 under the Act or made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (4) at the date hereof, the Company was and is eligible to register and issue the Shares, as a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.

(d) The Registration Statement became effective upon filing under Rule 462(e) under the Act on April 18, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Act. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the best knowledge of the Company, threatened by the Commission.

At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents and the Forward Purchasers pursuant to Rule 430B(f)(2) under the Act (each, a “Deemed Effective Time”), as of each time (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s initial entry into contracts with investors for the sale of such Shares or (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares (each, a “Time of Sale”) and as of each Settlement Date, as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Time of Sale, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto or any Interim Prospectus Supplement (as defined below)) complied when so filed in all material respects with the Act.

As of each Time of Sale, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to such Time of Sale, the Prospectus and any Issuer Free Writing Prospectus, including any additional information listed on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of each Time of Sale, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and each Agent. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies each Agent as described in Section 4(g) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the General Disclosure Package, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “1939 Act”), or (B) any statements or omissions made in the Registration Statement or the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Agents or the Forward Purchasers expressly for use therein.

(e) The documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement or any further amendment or supplement to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota; and the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair the title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) Each of Northern States Power Company, a Minnesota corporation, Northern States Power Company, a Wisconsin corporation, Public Service Company of Colorado, and Southwestern Public Service Company (each a “Significant Subsidiary” and collectively, “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be in good standing or qualified would not, individually or in the aggregate, have a Material Adverse Effect. There are no other subsidiaries of the Company that would be deemed “significant subsidiaries” under Rule 1-02 of Regulation S-X under the Exchange Act.

(i) Since the most recent dates as of which information is given in the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(j) The execution and delivery of this Agreement, any Terms Agreement or any Confirmation, the issuance and delivery of the Shares, the consummation of the transactions herein and therein contemplated (including any settlement pursuant to the terms of any Confirmation) and the fulfillment of the terms hereof and thereof, and compliance with the terms and provisions of this Agreement did not and will not (i) conflict with, or result in the breach of, any of the terms, provisions or conditions of the Amended and Restated Articles of Incorporation or Bylaws of the Company, as amended, or (ii) conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other contract, agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which its or their properties are subject, or (iii) result in the violation of any law, statute, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or over their respective properties except, in the case of clauses (ii) or (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) The Shares have been duly authorized for issuance and sale pursuant to this Agreement, any Terms Agreement or any Confirmation and, when issued and delivered and paid for as provided herein and therein, will be duly authorized, validly issued and fully paid and nonassessable and will conform to the description of the Common Stock in the General Disclosure Package and Prospectus. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.

(l) This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement and any Confirmation will have been duly authorized, executed and delivered by the Company.

(m) No approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at the relevant Settlement Date, necessary in connection with the issuance and sale of the Shares pursuant to this Agreement, any Terms Agreement or any Confirmation or the execution, delivery and performance of this Agreement, any Terms Agreement or any Confirmation, other than notification to the Exchange, if necessary, and such approvals that have been obtained under the Act and approvals that may be required under state securities laws or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) Other than as set forth or contemplated in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, there are no proceedings that are threatened or contemplated by governmental authorities or threatened by others that are required to be described in the General Disclosure Package which are not described as required.

(p) (i)(x) Other than as set forth or contemplated in the General Disclosure Package and the Prospectus, to the best of the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or the Significant Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Significant Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) to the best of the Company’s knowledge, the Company and the Significant Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and the Significant Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(q) Immediately after any sale of Shares by the Company hereunder, the aggregate Gross Sales Price of Shares that have been issued and sold by the Company hereunder will not exceed the aggregate registered and available under the Registration Statement (in this regard, the Company acknowledges and agrees that, although the Agents will be required to maintain records of the Shares sold pursuant to this Agreement, any Terms Agreement or any Confirmation, the Agents shall have no responsibility for maintaining records with respect to the availability of Common Stock for sale pursuant to the Registration Statement).

(r) The Shares are an “actively–traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(s) The Company has implemented and maintains in effect policies and procedures designed to ensure, in its reasonable judgment, compliance by the Company, its Significant Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with anti-corruption laws and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State (“Sanctions”), and the Company, its Significant Subsidiaries and, to the Company’s knowledge, each of the foregoing’s respective officers, employees, directors and agents (in each case, in their respective capacities as such) are in compliance with anti-corruption laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a sanctioned person. None of the Company, any Significant Subsidiary or, to the Company’s knowledge, any of the foregoing’s respective directors, officers or employees (in their capacities as such) is a sanctioned person. The Company will not use the proceeds from the sale of the Shares in violation of any anti-corruption law or applicable Sanctions.

(t) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

Any certificate signed by any officer of the Company delivered to the Agents or Forward Purchasers or to counsel for the Agents or Forward Purchasers shall be deemed a representation and warranty by the Company to each Agent and each Forward Purchaser as to the matters covered thereby.

4. Certain Covenants of the Company. The Company hereby agrees with each of the Agents and each of the Forward Purchasers:

(a) For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and to not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus, in a form approved by the Agents and the Forward Purchasers, such approval not to be unreasonably withheld, with the Commission and make any other required filings pursuant to Rule 433 under the Act; as soon as the Company is advised thereof, to advise the Agents and the Forward Purchasers orally or in writing of the issuance of any stop order under the Act with respect to the Registration Statement, or the institution of any proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Shares, of which the Company shall have received notice, and to use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

(c) To deliver to the Agents, without charge, as soon as practicable after the Registration Statement becomes effective, and from time to time thereafter during such period of time as they are required by law to deliver a prospectus (or required to deliver but for Rule 172 under the Act or any similar rule), as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Shares) as the Agents may reasonably request, and for so long as this Agreement is in effect, to prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(d) To furnish to the Agents a copy of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Shares and, upon request, to furnish to the Agents sufficient plain copies thereof (exclusive of exhibits).

(e) For so long as the delivery of a prospectus is required under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at its own expense, to the Agents and copies of such amendments to the Prospectus or supplements to the Prospectus.

(f) To make generally available to its security holders as soon as practicable but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in a form complying with the provisions of Rule 158 of the rules and regulations under the Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(g) If during the Term, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h) To endeavor, in cooperation with the Agents, to qualify the Shares for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Agents may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to qualify as a dealer in securities or to file a consent to service of process or to file annual reports or to comply with any other requirements in connection with such qualification deemed by the Company to be unduly burdensome.

(i) To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement and the General Disclosure Package and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents, the Forward Purchasers and the Exchange; (ii) the Agents’ and the Forward Purchasers’ reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of up to two counsels for the Agents and the Forward Purchasers (including in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof and in connection with preparing any blue sky survey), in connection with the execution of this Agreement, any Terms Agreement and any Confirmation and the Registration Statement incurred on or prior to the date hereof; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(h) hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the Exchange and any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares in connection with this Agreement, any Terms Agreement, any Confirmation and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 4(i).

(j) During any period beginning on the date of a Transaction Acceptance and ending on the Settlement Date with respect to such sales, to not, directly or indirectly, sell, offer to sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock (other than shares of the Common Stock hereunder), without (A) giving the Agents prior written notice, as promptly as reasonably practicable, specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this Agreement for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, offer to sell, contract to sell, pledge, or other disposition of shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, any Terms Agreement or any Confirmation, (B) the exercise or conversion of stock options, restricted stock or restricted stock units, or performance shares or convertible notes outstanding on the date of this Agreement, (C) grants of employee stock options, restricted stock or restricted stock units, or performance shares pursuant to the terms of a plan in effect on the date of this Agreement (or any plan approved by the Company’s board of directors or a duly authorized committee thereof and the Company’s shareholders after the date of this Agreement), (D) issuances pursuant to the exercise or conversion of such stock options, restricted stock or restricted stock units, or performance shares, the filing of registration statements on Form S-8 and amendments thereto in connection with such stock options, restricted stock or restricted stock units, or performance shares or the Company’s employee stock purchase plans in existence on the date of this Agreement (or any plan approved by the Company’s board of directors or a duly authorized committee thereof and the Company’s shareholders after the date of this Agreement), (E) issuances pursuant to the dividend reinvestment and stock purchase plan in place on the date of this Agreement, (F) the issuances pursuant to any dividend reinvestment and stock purchase plan that replaces the Company’s current dividend reinvestment and stock purchase plan and (G) the filing of registration statements on Form S-3 and amendments thereto in connection with such dividend reinvestment and stock purchase plans and issuances of any shares of Common Stock in accordance with this Agreement. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(k) Prior to delivery of any Transaction Proposal, to cause the Shares to be approved for listing on the Exchange, subject to notice of issuance.

(l) To acknowledge that each Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account and for accounts of its customers while this Agreement is in effect; provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent. In addition, the Company hereby acknowledges and agrees that each Agent and such Agent’s affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time such Agent is acting as agent pursuant to this Agreement.

(m) Prior to the third anniversary of the initial effective date of the Registration Statement, to file a new shelf registration statement to permit the issuance and sale of the Shares to continue as contemplated in the Registration Statement. References herein to the Registration Statement shall include such new shelf registration statement.

(n) To not, directly or indirectly, take any action designed to cause or result in, or that constitutes or could reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

5. Execution of Agreement. Each Agent’s and each Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)	the Company shall have delivered to the Agents and the Forward Purchasers:

(i)	an officer’s certificate executed by the President, Executive Vice President, Senior Vice President or any Vice President of the Company certifying as to the matters set forth in Exhibit C hereto;

(ii)

an opinion letter of Amy L. Schneider, Vice President, Corporate Secretary and Securities of the Company (or other reasonably acceptable internal counsel of the Company), addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, that address substantially the matters set forth in Exhibit D;

(iii)

an opinion letter of Jones Day, Minneapolis, Minnesota, counsel for the Company, addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, that address substantially the matters set forth in Exhibit E;

(iv)

an opinion letter and related disclosure letter of Hunton Andrews Kurth LLP, counsel for the Agents and the Forward Purchasers, addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, with respect to such matters as the Agents and the Forward Purchasers may reasonably request;

(v)

a letter addressed to the Agents and dated the date of this Agreement from the Company’s independent public accountants for the periods covered by their respective reports included or incorporated by reference in the Registration Statement and the General Disclosure Package (and the applicable interim periods), in form and substance satisfactory to the Agents and the Forward Purchasers and to counsel for the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package;

(vi)

resolutions duly adopted by the Company’s board of directors or a duly authorized committee thereof, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)

such other documents and opinions as counsel for the Agents and the Forward Purchasers reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

6. Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents and each of the Forward Purchasers as follows:

(a) Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement or Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Terms Agreement or Confirmation, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) or (ii) there is a Principal Settlement Date pursuant to a Terms Agreement (each date referred to clauses (i) and (ii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Sections 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c) Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents and, if the Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers (A) the written opinion letter of Amy L. Schneider, Vice President, Corporate Secretary and Securities of the Company (or other reasonably acceptable internal counsel of the Company), (B) the written opinion letter of Jones Day, counsel to the Company, and (C) the written opinion and disclosure letter of Hunton Andrews Kurth LLP, counsel to the Agents and the Forward Purchasers, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii), Section 5(a)(iii) or Section 5(a)(iv) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents and, if applicable, the Forward Purchasers with a letter substantially to the effect that the Agents and, if applicable, the Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), Section 5(a)(iii) or Section 5(a)(iv) hereof, as applicable, furnished to the Agents and, if applicable, the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause the Company’s independent public accountants to furnish to the Agents and, if the Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(v) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or by any Terms Agreement or Confirmation, including, without limitation, at each Bring-Down Delivery Date and otherwise as the Agents and the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Company’s independent public accountants (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business pursuant to the provisions of Item 3-05 of Regulation S-X, representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and the Forward Purchasers and their counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if reasonably requested by the Agents, in supplements to the Prospectus (each, an “Interim Prospectus Supplement”) to be filed by the Company with the Commission from time to time, the aggregate Gross Sales Price of the Shares sold through the Agents under this Agreement, any Terms Agreement and any Confirmation, and the gross proceeds to the Company or a Forward Purchaser from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fourth quarter of such fiscal year.

The requirements (i) to provide the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d) hereof, (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) hereof, and (iii) to provide the representations and warranties contemplated under Section 3(vi) hereof shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

All opinions, letters and other documents referred to in Sections 6(b) through (d) hereof shall be reasonably satisfactory in form and substance to the Agents and, if applicable, the Forward Purchasers. The Agents and, if applicable, the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) hereof.

7. Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or to sell any Shares as contemplated by a Confirmation shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward Transaction pursuant to a Confirmation, at the time of execution and delivery of the Confirmation by the Company and at the relevant Time of Sale and Forward Settlement Date:

(i)

The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Confirmation, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward Transaction pursuant to a Confirmation, from the time of execution and delivery of the Confirmation by the Company until the Hedge Completion Date specified pursuant to such Confirmation, trading in the Common Stock (including, without limitation, the Shares) shall not have been suspended by the Commission, the Exchange or the Financial Industry Regulatory Authority, Inc. The Shares shall have been approved (subject only to notice of issuance) for listing or quotation on and shall not have been delisted from the Exchange. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (iii) below) any of the following: (i) a general suspension of trading in securities on the Exchange or a material disruption in settlement in securities generally, (ii) establishment of minimum or maximum ranges for prices on the Exchange by the Commission or by the Exchange, (iii) a declaration of a general banking moratorium by federal or New York State authorities, or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the judgment of the Agents, the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus shall have been materially impaired.

(iv)	Since the most recent date as of which information is given in the Registration Statement and the General Disclosure Package, there shall not have been any Material Adverse Effect.

(b) Within one Exchange Business Day after the applicable Bring-Down Delivery Date (and subject to the waiver provisions contained in the second paragraph of Section 6(g)) or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, the Agents and, if applicable, the Forward Purchasers shall have received the officer’s certificate, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d) hereof, inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 hereof or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8. Termination.

(a) (i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent and/or applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4(i), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b) (i) Each Agent may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents and the Forward Purchasers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4(i), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there shall have occurred (and be continuing in the case of occurrences under clause (A) and (C) below) any of the following: (A) a general suspension of trading in securities on the Exchange or a material disruption in settlement in securities generally, (B) establishment of minimum or maximum ranges for prices on the Exchange by the Commission or by the Exchange, (C) a declaration of a general banking moratorium by federal or New York State authorities, or (D) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (A) through (D) with the result that, in the judgment of such Agent, the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus shall have been materially impaired. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) hereof or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement, any Terms Agreement and any Confirmation, in each case except that the provisions of Section 3, 4(i), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b) hereof. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

(e) No termination of this Agreement shall affect any Confirmation that has been entered into prior to such termination.

9. Indemnification.

(a) The Company agrees to indemnify and hold harmless each of the Agents and the Forward Purchasers, their respective affiliates, directors and officers and each person, if any, who controls any such Agent or any such Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent or any Forward Purchaser furnished to the Company in writing by such Agent or such Forward Purchaser expressly for use therein.

(b) Each Agent and each Forward Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent or such Forward Purchaser furnished to the Company in writing by such Agent or such Forward Purchaser expressly for use in the Registration Statement, the Prospectus (including any Interim Prospectus Supplement), the General Disclosure Package, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information so furnished consists of the information described in Section 9(g) hereof as being provided by the Agents and Forward Purchasers.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the

Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Agent or any Forward Purchaser, their respective affiliates, directors and officers and any control persons of such Agent or such Forward Purchaser shall be designated in writing by such Agent and the Forward Purchaser and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents and the Forward Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agents and the Forward Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. In respect of any sales of the Shares, benefits received by the Company shall be deemed to be equal to the total net proceeds from the sales (before deducting expenses) of the Shares received by it, and benefits received by any Agent (acting as sales agent and/or principal) or any Forward Purchaser shall be deemed to be equal to the gross compensation received by such Agent (in such capacity) or such Forward Purchaser with respect to the Shares sold under this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement or Confirmation. The relative fault of the Company on the one hand and the applicable Agent or Forward Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent or applicable Forward Purchaser expressly for use therein and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall any Agent or any Forward Purchaser be required to contribute any amount in excess of the amount by which the total compensation received by such Agent, or, in the case of a Forward Purchaser, deemed received by such Agent acting as its forward seller, exceeds the amount of any damages that such Agent, and, if applicable, such Forward Purchaser, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ and Forward Purchasers’ obligations to contribute pursuant to this Section 9 are several and not joint.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g) The Agents and Forward Purchasers severally confirm and the Company acknowledges that the statement that the Agents will not engage in any transactions that stabilize the price of Common Stock appearing in the first sentence of the fifth paragraph in the section entitled “Plan of Distribution” in the Prospectus are correct and constitute the only information concerning the Agents and Forward Purchasers furnished in writing to the Company by or on behalf of the Agents or Forward Purchasers specifically for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus.

The agreements contained in this Section 9 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of any person and shall survive the delivery of and payment for the Shares hereunder.

10. Notices. All notices and other communications under this Agreement, any Terms Agreement or any Confirmation shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the respective party, shall be sufficient in all respects if delivered or sent to:

(a)	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

(b)	Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Kevin Cheng

Telephone: (212) 526-8627

Email: kevin.cheng@barclays.com

(c)	BMO Capital Markets Corp.

Equity-Linked Capital Markets

151 W 42nd Street, 32nd Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

With a copy to:

Legal Department

BMO Capital Markets Corp.

151 W 42nd Street, 32nd Floor

New York, New York 10036

(d)	Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5, Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a Copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1, Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

(e)	BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Robert McDonald

email: dl.nyk.ste@us.bnpparibas.com

(f)	BNP PARIBAS

787 Seventh Avenue

New York, New York 10019

Attention: Robert McDonald

email: dl.nyk.ste@us.bnpparibas.com

(g)	BNY Mellon Capital Markets, LLC

240 Greenwich Street

New York, New York 10286

Attention: D1NY@bny.com and ATMGroup@bny.com

Facsimile: (732) 667-9766

(h)	The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: D1NY@bny.com and ATMGroup@bny.com

Facsimile: (732) 667-9766

(i)	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

with a copy to

Facsimile: (212) 230-8730

Attention: ECM Legal

(j)	Bank of America, N.A.

Bank of America Tower at One Bryant Park, 8th Fl.

New York, New York 10036

Attention: Strategic Equity Solutions Group

Telephone: (646) 855-6770

Email: dg.issuer_derivatives_notices@bofa.com

(k)	CIBC World Markets Corp.

300 Madison Avenue, 8th Floor

New York, New York 10017

Attention: Mark Siconolfi and Greg Ogborn,

email: mark.siconolfi@cibc.com and greg.ogborn@cibc.com

(l)	Canadian Imperial Bank or Commerce

300 Madison Avenue, 8th Floor

New York, New York 10017

Attention: Mark Siconolfi and Greg Ogborn,

email: mark.siconolfi@cibc.com and greg.ogborn@cibc.com

(m)	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

with a copy to

setg.origination@citi.com

(n)	Citibank, N.A.

390 Greenwich Street

New York, New York 10013

Attention: Eric Natelson, Managing Director

Email: eric.natelson@citi.com

Telephone: (212) 723-7310

with a copy to

Theodore.Finkelstein@citi.com, Bianca.Gotuaco@citi.com,

eq.us.corporates.middle.office@citi.com; eq.us.ses.nortifications@citi.com

(o)	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Michael Voris, Ryan Cunn, Equity Capital Markets

Telephone: 212-902-4895

Facsimile: 212-291-5027

Email: michael.voris@gs.com; ryan.cunn@gs.com: gs-reecm@ny.email.gs.com; Eq-

derivs-notifications@am.ibd.gs.com

(p)	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Michael Voris, Ryan Cunn, Equity Capital Markets

Telephone: 212-902-4895

Facsimile: 212-291-5027

Email: michael.voris@gs.com; ryan.cunn@gs.com: gs-reecm@ny.email.gs.com; Eq-

derivs-notifications@am.ibd.gs.com

(q)	Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

Attention Jonathan Armstrong, Equity Capital Markets

Email: jonathan.armstrong@gs.com

(r)	Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Attention: Peter Dippolito

email: peter.dippolito@huntington.com

with copy to equitycapitalmarkets@huntington.com

(s)	Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

(t)	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 622-8783

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

(u)	JPMorgan Chase Bank, N.A.

383 Madison Avenue, 6th Floor

New York, New York 10179

EDG Marketing Support

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

(v)	KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Michael Jones, John Salisbury, Nathan Flowers

Emails: michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com

Phone: (216) 689-3910

(w)	Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Equity Capital Markets Desk

Email: US-ECM@mizuhogroup.com

(x)	Mizuho Markets Americas LLC

1271 Avenue of the Americas

New York, New York 10020

with a copy to

Legal Department, Email: swapslegal@mizuhogroup.com

(y)	Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Joel Carter

with a copy to the Legal Department

Email: Joannah.caneda@morganstanley.com; karleene.diaz@morganstanley.com

(z)	Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Joel Carter

Email: equitysolutions_notices@morganstanley.com; Eric.D.Wang@morganstanley.com

(aa)	MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets

Facsimile: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

(bb)	MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London, EC2Y 9AJ

Attention: Derivative Confirmations

Facsimile: +44 (0) 20 7577 2898/1875

Email: docsconfirms@int.sc.mufg.jp

with a copy to: ECM@us.sc.mufg.jp

(cc)	RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, New York 10281

United States of America

Telephone: (212) 905-5846

Email: tj.opladen@rbccm.com

Attention: TJ Opladen

(dd)	Royal Bank of Canada

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (212) 905-5846

Email: tj.opladen@rbccm.com

Attention: TJ Opladen

(ee)	Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Copies to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6563

Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

(ff)	The Bank of Nova Scotia

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: bahar.lorenzo@scotiabank.com; john.kelly@scotiabank.com

Phone: 212-225-5230; 212-225-6664

with a copy to: GWO - OTC Confirmations

Email: BNSEquityConfirmations@scotiabank.com

(gg)	TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: ECM ATM Execution Team, Michael Murphy

email: TDS_ATM@tdsecurities.com and Michael.murphy3@tdsecurities.com

(hh)	The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Telephone: (212) 827-7306

E-mail: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com,

Michael.murphy3@tdsecurities.com and Adriano.pierroz@tdsecurities.com

(ii)	Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets

dl.atm.offering@truist.com

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets

dl.atm.offering@truist.com

With a copy to:

Rakesh Mangat

Managing Director

Tel: 212-303-0137

rakesh.mangat@truist.com

(jj)	Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

email: ECMOriginationPower@wellsfargo.com.

(kk)	Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Structuring Services Group

Facsimile: (212) 214-5913

with a copy to corporatederivativenotifications@wellsfargo.com

With a copy to:

Hunton Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Attention: Peter K. O’Brien

Email: pobrien@hunton.com

(ll)	Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Attention: Todd A. Wehner, Vice President, Treasurer

With a copy to:

Jones Day

90 South Seventh Street, Suite 4950

Minneapolis, Minnesota 55402

Attention: Brad Brasser

Email: bcbrasser@jonesday.com

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to:

(i)	Barclays Capital Inc.

Robert Stowe

Facsimile: (212) 526-3660

Email: Robert.stowe@barclays.com

(ii)	BMO Capital Markets Corp.

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

(iii)	BNP Paribas Securities Corp.

Attention: Robert McDonald

Email: dl.nyk.ste@us.bnpparibas.com

(iv)	BNY Mellon Capital Markets, LLC

Attention: Attention: D1NY@bny.com and ATMGroup@bny.com

Facsimile: (732) 667-9766

(v)	BofA Securities, Inc.

ATM Execution; ECM Legal

Email: dg.atm_execution@bofa.com

Facsimile: (212) 230-8730

(vi)	CIBC World Markets Corp.

Attention: Mark Siconolfi and Greg Ogborn

Email: mark.siconolfi@cibc.com and greg.ogborn@cibc.com

(vii)	Citigroup Global Markets Inc.

General Counsel

Facsimile: (646) 291-1469

Email: setg.origination@citi.com

(viii)	Goldman Sachs & Co. LLC

Attention: Michael Voris, Ryan Cunn, Equity Capital Markets

Telephone: 212-902-4895

Facsimile: 212-291-5027

Email: michael.voris@gs.com; ryan.cunn@gs.com: gs-reecm@ny.email.gs.com; Eq-

derivs-notifications@am.ibd.gs.com

(ix)	Huntington Securities, Inc.

Attention: Peter Dippolito

email: peter.dippolito@huntington.com; equitycapitalmarkets@huntington.com

(x)	J.P. Morgan Securities LLC

Sanjeet Dewal

Telephone: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

(xi)	KeyBanc Capital Markets Inc.

Attention: Michael Jones, John Salisbury, Nathan Flowers

E-mail: michael.c.jones@key.com; john.salisbury@key.com; nathan.flowers@key.com

Telephone no. (216) 689-3910

(xii)	Mizuho Securities USA LLC

Equity Capital Markets Desk

Email: US-ECM@mizuhogroup.com

(xiii)	Morgan Stanley & Co. LLC

Equity Syndicate Desk; Legal Department

Email: equitysolutions_notices@morganstanley.com; Eric.D.Wang@morganstanley.com

(xiv)	MUFG Securities Americas Inc.

Capital Markets

Facsimile: (646) 434-3455

Email: FLOEStransactions@us.sc.mufg.jp; ECM@us.sc.mufg.jp

(xv)	RBC Capital Markets, LLC

ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

(xvi)	Scotia Capital (USA) Inc.

Chief Legal Officer, U.S.

Telephone: (212) 225-6850

Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

(xvii)	TD Securities (USA) LLC

Attention: ECM ATM Execution Team, Michael Murphy

Email: TDS_ATM@tdsecurities.com and Michael.murphy3@tdsecurities.com

(xviii)	Truist Securities, Inc.

Equity Capital Markets

Email: dl.atm.offering@truist.com

(xix)	Wells Fargo Securities, LLC

Equity Syndicate Department and Special Equities Desk

Email: ECMOriginationPower@wellsfargo.com.

11. No Fiduciary Relationship. The Company, each Agent and each Forward Purchaser acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company, such Agent and such Forward Purchaser have an arm’s-length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary or financial advisory relationship.

12. Adjustments for Stock Splits. The parties acknowledge and agree that share-related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

13. Governing Law; Construction. This Agreement and any Terms Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

14. Persons Entitled to Benefit of Agreement. This Agreement, any Terms Agreement and any Confirmation shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, controlling persons and other indemnified persons referred to and to the extent set forth in Section 9 hereof. Nothing in this Agreement, any Terms Agreement or any Confirmation is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or Confirmation or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

15. Counterparts; Electronic Signatures. This Agreement, any Terms Agreement and any Confirmation may be executed by any one or more of the parties hereto in any number of counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement, any Terms Agreement and any Confirmation by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Agents and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents or the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents or the Forward Purchasers.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, any Terms Agreement or any Confirmation, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto, as the case may be.

19. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. USA PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents and Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents and Forward Purchasers to properly identify their respective clients.

21. Recognition of U.S. Special Resolutions Regimes. In the event that any Agent or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or such Forward Purchaser of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement or any Terms Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Agents and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Agents and the Forward Purchasers.

Very truly yours,

XCEL ENERGY INC.

By:	/s/ Todd A. Wehner
Name: Todd A. Wehner
Title: Vice President, Treasurer

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name:	Robert Stowe
Title:	Managing Director

As Agent

BARCLAYS BANK PLC

By:	/s/ Kevin Cheng
Name:	Kevin Cheng
Title:	Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Co-Head, Global Equity Capital Markets

As Agent

BANK OF MONTREAL

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director, Global Markets

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Robert McDonald
Name:	Robert McDonald
Title:	Managing Director

As Agent

BNP PARIBAS

By:	/s/ Robert McDonald
Name:	Robert McDonald
Title:	Managing Director

By:	/s/ John Nunziata
Name:	John Nunziata
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name:	Dan Klinger
Title:	Managing Director

As Agent

THE BANK OF NEW YORK MELLON

By:	/s/ Ben Lichter
Name:	Ben Lichter
Title:	Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Ahmad Masud
Name:	Ahmad Masud
Title:	Managing Director

As Agent

BANK OF AMERICA, N.A.

By:	/s/ Christine Roemer
Name:	Christine Roemer
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

CIBC WORLD MARKETS CORP.

By:	/s/ Mark Siconolfi
Name:	Mark Siconolfi
Title:	Managing Director

As Agent

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Brian G. Smith
Name:	Brian G. Smith
Title:	Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Aaron Bloch
Name:	Aaron Bloch
Title:	Authorized Signatory

As Agent

CITIBANK, N.A.

By:	/s/Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Michael Voris
Name:	Michael Voris
Title:	Managing Director

As Agent and As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

GOLDMAN SACHS INTERNATIONAL

By:	/s/ David Sprake
Name:	David Sprake
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

HUNTINGTON SECURITIES, INC.

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Senior Managing Director

As Agent and As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name:	Donald Lynaugh
Title:	Managing Director

As Agent and As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Managing Director

As Agent

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Christopher G. Malik
Name:	Christopher G. Malik
Title:	Managing Director, Equity Capital Markets

As Agent and As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

MIZUHO SECURITIES USA LLC

By:	/s/ James Watts
Name:	James Watts
Title:	Managing Director

As Agent

MIZUHO MARKETS AMERICAS LLC

By:	/s/ Matthew E. Chiavaroli
Name:	Matthew E. Chiavaroli
Title:	Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Mauricio Dominguez
Name:	Mauricio Dominguez
Title:	Vice President

As Agent and As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

MUFG SECURITIES AMERICAS INC.

By:	/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Managing Director

As Agent

MUFG SECURITIES EMEA PLC

By:	/s/ Catherine Lucas
Name:	Catherine Lucas
Title:	Authorised Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Joseph Stoots
Name:	Joseph Stoots
Title:	Authorized Signatory

As Agent

ROYAL BANK OF CANADA

By:	/s/ Fatima Aissaoui
Name:	Fatima Aissaoui
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

As Agent and As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
Name:	Michael Murphy
Title:	Managing Director

As Agent

THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
Name:	Vanessa Simonetti
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name:	Keith Carpenter
Title:	Managing Director

As Agent

TRUIST BANK

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Accepted and agreed to as of the
date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Director

As Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name:	Kevin Brillhart
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Distribution Agreement]

Annex I

Barclays Capital Inc.	Barclays Bank PLC
745 Seventh Avenue	5 The North Colonnade
New York, New York 10019	Canary Wharf, London E14 4BB

BMO Capital Markets Corp.	Bank of Montreal
151 W 42nd Street, 32nd Floor	55 Bloor Street West, 18th Floor
New York, New York 10036	Toronto, Ontario, M4W 1A5, Canada

BNP Paribas Securities Corp.	BNP PARIBAS
787 Seventh Avenue	787 Seventh Avenue
New York, New York 10019	New York, New York 10019

BNY Mellon Capital Markets, LLC	The Bank of New York Mellon
240 Greenwich Street	240 Greenwich Street, 3E
New York, New York 10286	New York, New York 10286

BofA Securities, Inc.	Bank of America, N.A.
One Bryant Park	c/o BofA Securities, Inc.
New York, New York 10036	One Bryant Park
New York, New York 10036
CIBC World Markets Corp.
300 Madison Avenue, 8th Floor	Canadian Imperial Bank of Commerce
New York, New York 10017	300 Madison Avenue, 8th Floor
New York, New York 10017
Citigroup Global Markets Inc.
388 Greenwich Street	Citibank, N.A.
New York, New York 10013	390 Greenwich Street
New York, New York 10013
Goldman Sachs & Co. LLC
200 West Street	Goldman Sachs & Co. LLC
New York, New York 10282	200 West Street
New York, New York 10282
Huntington Securities, Inc.
41 South High Street	Goldman Sachs International
Columbus, Ohio 43215	Plumtree Court
25 Shoe Lane
Jefferies LLC	London EC4A 4AU
520 Madison Avenue	United Kingdom
New York, New York 10022
Huntington Securities, Inc.
J.P. Morgan Securities LLC	41 South High Street
383 Madison Avenue	Columbus, Ohio 43215
New York, New York 10179
Jefferies LLC
KeyBanc Capital Markets Inc.	520 Madison Avenue
127 Public Square, 7th Floor	New York, New York 10022
Cleveland, Ohio 44114
JPMorgan Chase Bank, National Association
Mizuho Securities USA LLC	383 Madison Avenue, 6th Floor
1271 Avenue of the Americas	New York, New York 10179
New York, New York 10020

Annex I-1

Annex I

KeyBanc Capital Markets Inc.
Morgan Stanley & Co. LLC	127 Public Square, 7th Floor
1585 Broadway	Cleveland, Ohio 44114
New York, New York 10036
Mizuho Markets Americas LLC
MUFG Securities Americas Inc.	c/o Mizuho Securities USA LLC
1221 Avenue of the Americas, 6th Floor	1271 Avenue of the Americas
New York, New York 10020	New York, New York 10020

RBC Capital Markets, LLC	Morgan Stanley & Co. LLC
200 Vesey Street	1585 Broadway
New York, New York 10281	New York, New York 10036

Scotia Capital (USA) Inc.	MUFG Securities EMEA plc
250 Vesey Street, 24th Floor	Ropemaker Place, 25 Ropemaker Street
New York, New York 10281	London EC2Y 9AJ, United Kingdom

TD Securities (USA) LLC	Royal Bank of Canada
1 Vanderbilt Avenue	c/o RBC Capital Markets, LLC
New York, New York 10017	200 Vesey Street
New York, New York 10281
Truist Securities, Inc.
50 Hudson Yards, 70th Floor	The Bank of Nova Scotia
New York, New York 10001	44 King Street West
Central Mail Room
Toronto, Ontario, Canada M5H 1H1
Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor	The Toronto-Dominion Bank
New York, New York 10001	c/o TD Securities (USA) LLC, as agent
1 Vanderbilt Avenue
As Agents	New York, New York 10017

Truist Bank
50 Hudson Yards, 70th Floor
New York, New York 10001

Wells Fargo Bank, National Association
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

As Forward Purchasers

Annex I-2

Schedule A

Authorized Company Representatives

Title	Name	Telephone	Email
Chairman, President, Chief Executive Officer and Director	Robert C. Frenzel	[***]	[***]

Executive Vice President, Chief Financial Officer	Brian J. Van Abel	[***]	[***]

Vice President, Treasurer	Todd A. Wehner	[***]	[***]

Schedule B

1. Issuer General Use Prospectuses

None

2. Other information included in the General Disclosure Package

None

Exhibit A

XCEL ENERGY INC.

Common Stock

TERMS AGREEMENT

_____________, 20__

[    ]

[    ]

[    ]

Attention: [    ]

Dear Sirs and Madams:

Xcel Energy Inc., a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement dated as of August 1, 2025 (the “Distribution Agreement”) among the Company and the Agents and Forward Purchasers listed on Annex I thereto, to issue and sell to [    ] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by such Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to such Agent, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to such Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to such Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

A-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between such Agent and the Company.

XCEL ENERGY INC.

By:	___________________________
Name:
Title:

Accepted and agreed as of the date first above written:

[ ]

By:	_____________________________
Name:
Title:

A-2

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $2.50 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Payment of fees and disbursements for counsel to the Agent:

[•]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinion letter of the Company’s internal counsel referred to in Section 5(a)(ii);

(3) the opinion letter of the Company’s outside counsel referred to in Section 5(a)(iii);

(4) the opinion and disclosure letter of the Agent’s counsel referred to in Section 5(a)(iv);

(5) the “comfort” letter referred to in Section 5(a)(v); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•],[•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

A-3

Exhibit B-1

INITIALLY-PRICED CONFIRMATION

B-1-1

[ ], 20[  ]

To:	Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 Attn: Todd A. Wehner, Vice President, Treasurer Telephone: [***] Email: [***]
FROM:

[Bank of America, N.A.

c/o BofA Securities, Inc., as Agent

One Bryant Park, 8th Fl.

New York, New York 10036][1]

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Telephone No.: (416) 552-4177

Facsimile No.: (416) 552-7904][2]

[The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: D1NY@bny.com and ATMGroup@bny.com

Facsimile: (732) 667-9766][3]

[The Bank of Nova Scotia

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attn: US Equity Derivatives

Email: John.kelly@scotiabank.com;

BNSEquityConfirmations@scotiabank.com][4]

[Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Telephone: +44 (0)20 7623 2323

c/o Barclays Capital Inc.,

as Agent for Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Telephone: +1 212 526 7000][5]

[1]	Insert for BofA.
[2]	Insert for BMO.
[3]	Insert for BNY.
[4]	Insert for Scotia.
[5]	Insert for Barclays.

B-1-2

[BNP Paribas

787 Seventh Avenue

New York, New York 10019][6]

[Canadian Imperial Bank of Commerce

161 Bay Street, 12th Floor

Toronto, Ontario, Canada M5J 2S8][7]

[Citibank, N.A.

390 Greenwich Street

New York, NY 10013][8]

[Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198][9]

[Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43287][10]

[Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: Equity Derivatives Middle Office

Tel: +1 212-323-7640

Email: eqderiv_mo@jefferies.com][11]

[JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, NY 10179][12]

[KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114][13]

[Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Park Avenue

New York, NY 10020

Attn: Equity Capital Markets Desk

Telephone: (212) 209-9300

Email:US-ECM@mizuhogroup.com][14]

[6]	Insert for BNP.
[7]	Insert for CIBC.
[8]	Insert for Citi.
[9]	Insert for GS.
[10]	Insert for Huntington.
[11]	Insert for Jefferies.
[12]	Insert for JPM.
[13]	Insert for Key.
[14]	Insert for Mizuho

B-1-3

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036-8293

Telephone: (212) 761-4000][15]

[MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London, EC27 9AJ, United Kingdom][16]

[Royal Bank of Canada

c/o RBC Capital Markets, LLC, as Agent

Brookfield Place

200 Vesey Street

New York, NY 10281-1021

Telephone: (212) 858-7000][17]

[The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

TDS_ATM@tdsecurities.com;

vanessa.simonetti@tdsecurities.com;

christopher.obalde@tdsecurities.com][18]

[Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets][19]

[Wells Fargo Bank, National Association

30 Hudson Yards

New York, NY 10001-2170

Email:CorporateDerivativeNotifications@wellsfargo.com][20]

RE:	Registered Forward Transaction

[REFERENCE:	[______]]

[15]	Insert for MS.
[16]	Insert for MUFG.
[17]	Insert for RBC
[18]	Insert for TD.
[19]	Insert for Truist.
[20]	Insert for WF.

B-1-4

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [Bank of America, N.A. (“Dealer”)]21 [Bank of Montreal (“Dealer”)]22 [The Bank of New York Mellon (“Dealer”)]23 [The Bank of Nova Scotia (“Dealer”), through its agent Scotia Capital (USA) Inc. (the “Agent”),]24 [Barclays Bank PLC (“Dealer”), through its agent Barclays Capital Inc. (“Agent”),]25 [BNP Paribas (“Dealer”) with BNP Paribas Securities Corp. acting as agent (“Agent”)]26 [Canadian Imperial Bank (“Dealer”) with CIBC World Capital Markets Corp. acting as agent (“Agent”)]27 [Citibank, N.A. or an affiliate thereof (“Dealer”), with Citigroup Global Markets Inc. acting as agent (“Agent”),]28 [Goldman Sachs & Co. LLC (“Dealer”)]29 [Huntington Securities, Inc. (“Dealer”)]30 [Jefferies LLC (“Dealer”)]31 [JPMorgan Chase Bank, National Association (“Dealer”)]32 [KeyBanc Capital Markets Inc. (“Dealer”)]33 [Mizuho Markets Americas LLC (“Dealer”). with Mizuho Securities USA LLC acting as agent (“Agent”).]34 [Morgan Stanley & Co. LLC (“Dealer”)]35 [MUFG Securities EMEA plc (“Dealer”)]36 [Royal Bank of Canada (“Dealer”), with RBC Capital Markets, LLC, as its agent (“Agent”),]37 [The Toronto-Dominion Bank (“Dealer”)]38 [Truist Bank (“Dealer”)]39 [Wells Fargo Bank, National Association (“Dealer”)]40 and Xcel Energy Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

[21]	Insert for BofA.
[22]	Insert for BMO.
[23]	Insert for BNY.
[24]	Insert for Scotia.
[25]	Insert for Barclays.
[26]	Insert for BNP.
[27]	Insert for CIBC.
[28]	Insert for Citi
[29]	Insert for GS.
[30]	Insert for Huntington.
[31]	Insert for Jefferies.
[32]	Insert for JPM.
[33]	Insert for Key.
[34]	Insert for Mizuho.
[35]	Insert for MS.
[36]	Insert for MUFG.
[37]	Insert for RBC.
[38]	Insert for TD.
[39]	Insert for Truist.
[40]	Insert for WF.

B-1-5

1. This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and will apply to Counterparty as if (1) the “Threshold Amount” with respect to Dealer were 3% of shareholders’ equity of [Dealer]41 [Dealer’s ultimate parent entity]42 [The Goldman Sachs Group, Inc.]43 as of the Trade Date and the “Threshold Amount” with respect to Counterparty were [3]% of shareholders’ equity of Counterparty as of the Trade Date, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.

The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no other Transaction shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction. [This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Exchange Act (as defined below).]44 [Dealer is acting as principal in its capacity as Buyer hereunder, and Agent, its affiliate, is acting as agent for Dealer in its capacity as Buyer hereunder.]45 [Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]46 [Dealer is not a member of the Securities Investor Protection Corporation.]47 [Dealer is acting as principal in this Transaction and BMO Capital Markets Corp. (“Agent”), its affiliate, is acting as agent for this Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein).]48

[41]	Insert for BNP, BMO, CIBC, Huntington, Jefferies, TD and WF.
[42]	Insert for Barclays, BofA, BNY, Citi, JPM, Mizuho, MS, MUFG, RBC, Scotia and Truist.
[43]	Insert for GS.
[44]	Insert for Citi and Mizuho.
[45]	Insert for Mizuho.
[46]	Insert for Barclays.
[47]	Insert for Barclays, Citi and Mizuho.
[48]	Insert for BMO.

B-1-6

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[ ], 20[ ]

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [ ] acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, dated August 1, 2025 among Counterparty, Dealer[, the Agent][49] and the other parties thereto (as amended or otherwise modified from time to time, the “Distribution Agreement”) have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, with a par value of $2.50 per share (Ticker Symbol: “XEL”)

Number of Shares:	As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the [Agent][50] [person][51] acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, not to exceed an aggregate of [______] Shares; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in a notice delivered on or prior to such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [ ], 20[ ]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

[49]	Insert for Barclays, BMO, BNP, CIBC, Citi, Mizuho, RBC and Scotia.
[50]	Insert for Barclays.
[51]	Insert for all other dealers.

B-1-7

Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Forward Hedge Selling Commission Rate	[__]%[52]

Volume-Weighted Hedge Price:	The volume-weighted average of the Gross Sales Prices (as defined in the Distribution Agreement) at which the Shares are sold through the person acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided that, for the purposes of calculating the Initial Forward Price, each such Gross Sales Price (other than the Gross Sales Price for the Hedge Completion Date) shall be subject to adjustment by the Calculation Agent (based on the dates that Share sales have settled) in the same manner as the Forward Price pursuant to clause (b) of the definition thereof during the period from, and including the Trade Date to, and including, the Hedge Completion Date (such period, the “Initial Hedge Period”). The minimum Gross Sales Price for any Share sold during the Initial Hedge Period through the person acting as forward seller for Dealer shall not be less than $[___] per share.

Forward Price:

(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) On each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price

[52]	Not to exceed 1.0%.

B-1-8

Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Notwithstanding any other provision herein or in the Equity Definitions to the contrary, the Forward Price at any time shall in no event be less than the par value per Share on the Trade Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate for such day minus (b) the Spread divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	Nasdaq Global Select Market LLC

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material”.

B-1-9

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, in its reasonable discretion based on the advice of its legal counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (consistently applied) for Dealer to refrain from or decrease sales or purchases of Shares in connection with the Transaction.

Settlement:

Settlement Currency:	USD.

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 40 Scheduled Trading Days (or such other period of time as agreed between Counterparty and Dealer) prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Stock Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares as of such date is greater than zero.

B-1-10

Final Date:	As specified in the Pricing Supplement, to be the date that follows the Trade Date by [______] [days/months/years] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a) With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [ ] and the Number of Shares at that time, in each case, with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time, with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement or Net Stock Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable judgment of Dealer based on the advice of its legal counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its good faith, commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date.

B-1-11

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Stock Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Stock Settlement unless Counterparty represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares to which Physical Settlement applies for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Cash Settlement applies) is (i) a positive number, Dealer will pay the Cash Settlement Amount to Counterparty or (ii) a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

B-1-12

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a) (i)(A) the weighted average (weighted on the same basis as sub-clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [ ], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled through Cash Settlement or Net Stock Settlement (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares to which Cash Settlement or Net Stock Settlement, as applicable, applies for the relevant Settlement Date; minus

(b)the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares in respect of which Cash Settlement or Net Stock Settlement, as applicable, applies for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Stock Settlement:	On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Stock Settlement Shares; provided that, if during the applicable Unwind Period Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

B-1-13

Net Stock Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date, in each case, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Initial Hedge Period for the Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to the Transaction.

B-1-14

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

B-1-15

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Additional Adjustment:	If, in Dealer’s good faith and commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any eight (8) calendar day period, of borrowing a number of Shares equal to the Number of Shares to hedge its exposure to this Transaction (or if Dealer’s Hedge Position involves the borrowing of less than the Number of Shares, then such lesser number of Shares as are covered by such Hedge Position) exceeds a volume weighted average rate equal to [__] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a volume weighted average rate equal to [__] basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Hedging Party:	Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to an affiliate of Dealer of equivalent credit quality (or

B-1-16

whose obligations are guaranteed by an entity of equivalent credit quality) so long as (a) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; (c) such assignment or transfer will not be treated as a taxable exchange for U.S. federal income tax purposes; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3. Calculation Agent: Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

B-1-17

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transaction is: [Inapplicable, Dealer is not a Multibranch Party]53 [Atlanta]54 [Charlotte]55 [New York]56 [Paris]57 [Toronto]58[Notwithstanding the foregoing, for U.S. federal income tax purposes and for purposes of the tax representations herein, the Office of Dealer for each Transaction is its New York Office.]59

6. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Attention:  Todd A. Wehner, Vice President, Treasurer

Telephone: [***]

Email:    [***]

(b)	Address for notices or communications to Dealer:

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Attention: Strategic Equity Solutions Group

Telephone: 646-855-6770

Email: dg.issuer_derivatives_notices@bofa.com]60

[Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention:  Manager, Derivatives Operations

Telephone:  (416) 552-4177

Email:    BMOEquityLinked@bmo.com

[53]	Insert for Barclays, Huntington and Key.
[54]	Insert for Truist.
[55]	Insert for WF.
[56]	Insert for BNY, BofA, Citi, GS, JPM, Mizuho, MS, MUFG and RBC.
[57]	Insert for BNP.
[58]	Insert for BMO, CIBC, Scotia and TD.
[59]	Insert for TD.
[60]	Insert for BofA.

B-1-18

with a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director,

     Derivatives Legal Group

Facsimile: (416) 956-2318

with a copy to:

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention:  Brian Riley

Telephone: (212) 605-1414

Email:    BMOEquityLinked@bmo.com

with a copy to:

BMO Capital Markets Corp.

151 West 42nd Street, 32nd Floor

New York, New York 10036

Attention: Legal Department]61

[The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: D1NY@bny.com and ATMGroup@bny.com

Facsimile: (732) 667-9766]62

[The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc., as Agent

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Email: John.kelly@scotiabank.com

Telephone: (212) 225-6664

with a copy to:

Email: BNSEquityConfirmations@scotiabank.com]63

[Barclays Bank PLC

c/o Barclays Capital Inc., as Agent

745 Seventh Avenue

New York, NY 10019

[61]	Insert for BMO.
[62]	Insert for BNY.
[63]	Insert for Scotia.

B-1-19

Attn: Kevin Cheng

Telephone: (+1) 212-526-8627

Facsimile: (+1) 917-522-0458

Email:   kevin.cheng@barclays.com]64

[BNP Paribas

787 Seventh Avenue

New York, New York 10019]65

[Canadian Imperial Bank of Commerce

P.O. Box 500

161 Bay Street, 12th Floor

Toronto, Ontario, Canada M5J 2S8

Attention: US ECM Support

Email: Mailbox.USProspectus@cibc.com

and add email notifications to the following addresses:

Mark Siconolfi (Email: mark.siconolfi@cibc.com);

Nicholas Rybak (Email: nicholas.rybak@cibc.com);

Sid Ramanathan (Email: Sid.Ramanathan@cibc.com); and

Elie Haymovitz (Email: Elie.Haymovitz@cibc.com)]66

[Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Attention: Eric Natelson, Managing Director

Telephone: (212) 723-7310;

Email: eric.natelson@citi.com

with a copy to:

Attention: Theodore Finkelstein; Bianca Gotuaco

Telephone: (212)-723-1693; (212)-723-1132

Email: Theodore.finkelstein@citi.com; bianca.gotuaco@citi.com;

and add email notifications to the following addresses:

eq.us.corporates.middle.office@citi.com;

eq.us.ses.notifications@citi.com]67

[Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Attention: Michael Voris, Equity Capital Markets Telephone: 212-902-4895

Facsimile: 212-256-5738

E-mail:  michael.voris@gs.com

[64]	Insert for Barclays.
[65]	Insert for BNP.
[66]	Insert for CIBC.
[67]	Insert for Citi.

B-1-20

with a copy to:

Attn: Jan Debeuckelaer

Telephone: 212-934-0893

Facsimile: 212-256-5738

Email: jan.debeuckelaer@gs.com;

and

Attention: Garrett Cohen

Telephone: 212-357-3427

Facsimile: 212-256-5738

Email: garrett.cohen@gs.com

and add email notification to the following address:

     Eq-derivs-notifications@ny.ibd.gs.com]68

[Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43287

Attention: Peter Dippolito, Equity Capital Markets

Fax: (877) 807-4721

Email: peter.dippolito@huntington.com,

     equitycapitalmarkets@huntington.com]69

[Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: Equity Derivatives Middle Office

Tel: +1 212-323-7640

Email: eqderiv_mo@jefferies.com

With copies to:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attn: Strategic Equity Transactions Group

Tel: +1 212-708-2734

Email: SETG-US@jefferies.com and CorpEqDeriv@jefferies.com

and

Jefferies LLC

Attn: Sonia Han Levovitz

Email: shan@jefferies.com]70

[JPMorgan Chase Bank, National Association

EDG Marketing Support

Email:   edg_notices@jpmorgan.com

edg_ny_corporate_sales_support@jpmorgan.com

Facsimile No:  866-886-4506

[68]	Insert for GS
[69]	Insert for Huntington.
[70]	Insert for Jefferies.

B-1-21

  with a copy to:

Attention:     Mr. Sanjeet S. Dewal, Managing Director

Telephone No:   212-622-8783

Email:       sanjeet.s.dewal@jpmorgan.com]71

[KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: Michael Jones, John Salisbury, Nathan Flowers

Emails:  michael.c.jones@key.com;

     john.salisbury@key.com;

     nathan.flowers@key.com

Phone:  (216) 689-3910]72

[Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention:Kevin Mullane

Executive Director

Telephone: (212) 205-7645

Email:Kevin.Mullane@mizuhogroup.com

  with a copy to:

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as Agent

1271 Avenue of the Americas

New York, NY 10020

Attention: Equity Capital Markets Desk

Telephone: (212) 209-9300

Email: US-ECM@mizuhogroup.com]73

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036-8293

Attention: Joel Carter, Scott Finz

  with a copy to:

Attention: Legal Department

and add email notifications to the following addresses:

equitysolutions_notices@morganstanley.com;

Anthony.Cicia@morganstanley.com

Eric.D.Wang@morganstanley.com]74

[71]	Insert for JPM.
[72]	Insert for Key.
[73]	Insert for Mizuho.
[74]	Insert for MS.

B-1-22

[MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London, EC27 9AJ, United Kingdom

Attention: Derivative Confirmations

Email: docsconfirms@int.sc.mufg.jp

with a copy to:

Email: ECM@us.sc.mufg.jp

and

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 20020

Attention: Capital Markets

Email: FLOEStransactions@us.sc.mufg.jp]75

[For Notices:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

For Trade Affirmations and Settlements:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Back Office

Email: geda@rbccm.com

For Trade Confirmations:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, NY 10281

Attention: Structured Derivatives Documentation

Email: seddoc@rbccm.com]76

[The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attention: Global Equity Derivatives

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com;

    TDS_ATM@tdsecurities.com;

    vanessa.simonetti@tdsecurities.com; and

    christopher.obalde@tdsecurities.com

Telephone No.: (212) 827-2896]77

[75]	Insert for MUFG.
[76]	Insert for RBC.
[77]	Insert for TD.

B-1-23

[Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets

dl.atm.offering@truist.com

With a copy to:

Rakesh Mangat

Managing Director

Tel: 212-303-0137

rakesh.mangat@truist.com]78

[[For Wells Fargo:] Notwithstanding anything to the contrary in the Agreement, all notices to Dealer in connection with the Transaction are effective only upon receipt of email message to:

CorporateDerivativeNotifications@wellsfargo.com]79

7. Other Provisions:

(a)

Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the person acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than [___] basis points per annum to do so (the “Maximum Stock Loan Rate”), then the effectiveness of this Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)

Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

[78]	Insert for Truist.
[79]	Insert for WF.

B-1-24

(c)

Interpretive Letter. The parties agree and acknowledge that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)	Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii) Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under this Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of the Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

B-1-25

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.

(vi) Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of this Transaction pursuant to Confirmation(s) (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs on the Final Date, in each case with respect to any Other Forward and for which Cash Settlement or Net Stock Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e)	Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with this Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Cash Settlement or Net Stock Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty.

B-1-26

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv) During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

B-1-27

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) As of the date hereof, the Trade Date and the date of any payment or delivery by Counterparty or Dealer under the Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity).

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii) Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (c) is entering into this Transaction for a bona fide business purpose.

B-1-28

(xiv) As of the date hereof and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder.

(xv) Counterparty will, within two Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty or a Potential Adjustment Event; provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi) Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (c) has total assets of at least $50 million as of the date hereof.

(xvii) Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(f)	Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or any relevant affiliate of Dealer) is not able to hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or any relevant affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge its exposure under this Transaction that is greater than a rate equal to [___] basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in good faith and a commercially reasonable manner by Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Final Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of this Transaction). “Extraordinary Dividend” means any dividend or distribution declared by the Issuer with respect to the Shares with an ex-dividend date occurring on any day following the Trade Date that, in the good faith and commercially reasonable determination of Calculation Agent, is (1) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (2) any other dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

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(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(iv) Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (a) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Dealer on the Trade Date” and (b) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v) Ownership Event. In the good faith judgment of Dealer, acting based on the advice of counsel, determines on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this sub-paragraph (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) [0.5]% of the number of Shares outstanding.

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(g)

Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (b) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Stock Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Stock Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in good faith and a commercially reasonable manner as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h)

Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer;

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provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)

Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable

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legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of the Transaction.

(j)

Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)

Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l)

Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)

Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)

Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

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(o)

Right to Extend. In connection with either Cash Settlement or Net Stock Settlement and other than in respect of a Market Disruption Event, Dealer may postpone the related Settlement Date or Valuation Date if Dealer determines, in its reasonable discretion based on the advice of its legal counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Dealer in its reasonable discretion based on the advice of its legal counsel.

(p)

Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [4.9][80] [8.5][81]%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q)

Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [4.5]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) the Share Amount would equal or exceed the Threshold Number of Shares (the “Exchange Limit”), (iv) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of [7.5]% of the outstanding Shares (the condition described in this clause (iv), an “Excess FPA Ownership Position”) or (v) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any law, rule, regulation or regulatory order applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a

[80]	Insert for Scotia and WF.
[81]	Insert for all other dealers.

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party, in each case minus (y) [1]% of the number of Shares outstanding on the date of determination (the condition described in this clause (v), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) the Share Amount would equal or exceed the Exchange Limit, (iv) an Excess FPA Ownership Position would result or (v) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (v) the Share Amount would not exceed the Post-Effective Limit, (w) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (x) the Share Amount would not equal or exceed the Exchange Limit, (y) an Excess FPA Ownership Position would not result and (z) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(r)

Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)	Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into the Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

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(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into the Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)

Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(u)

No Collateral or Setoff. Notwithstanding any other provision of this Confirmation, the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any obligations of the parties other than in respect of this Transaction or any Additional Transactions, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties other than in respect of this Transaction or any Additional Transactions shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(v)	Tax Matters.

(i) For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to

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Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii) For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representation(s):

(1) [It is “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.]82

(2) [[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes]83 (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is) and is a U.S. resident for U.S. federal income tax purposes.]84

(3) [Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]85

(4) [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M).]86

(5) [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations), or a disregarded entity of such a U.S. person, for U.S. federal income tax purposes.]87

(6) [It is a U.S. limited liability company that is [treated as a corporation] [a disregarded entity of [_______]] for U.S. federal income tax purposes and is organized under the laws of the State Delaware.]88

(7) [It is a “non-U.S. branch of a foreign person” as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations, a “foreign person” as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations and a “Qualified Derivatives Dealer” (within the meaning of Sections 1.1441-1(b)(4)(xxii) and 1.1441-1(e)(6) of the United States Treasury Regulations and is acting as a principal with respect to the Transaction under this Confirmation.]89

[82]	Insert for Barclays, BMO, CIBC, Scotia and TD.
[83]	Insert for BNY.
[84]	Insert for BofA, BNY, Citi, Key, Huntington, Jefferies, JPM, Mizuho. MS, Truist and WF.
[85]	Insert for Barclays, BMO, CIBC, RBC, Scotia and TD.
[86]	Insert for BofA, Citi, JPM and WF.
[87]	Insert for GS.
[88]	Insert for Mizuho.
[89]	Insert for MUFG.

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(8) [It is a bank organized under the laws of Canada and a corporation for U.S. federal income tax purposes.]90

(9) [It is an Ohio Corporation and a corporation for U.S. federal income tax purposes.]91

(10) [Dealer is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes.]92

(11) [It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of United States Treasury Regulation Section 1.6049-4(c)(1)(ii).]93

(12) [It is a banking societe anonyme organized and existing under the laws of the Republic of France.

(13) It is classified as a corporation for United States federal income tax purposes.

(14) It will identify by prior written notice or in the relevant Confirmation each Transaction as to which it is acting through an Office located in the United States (including only the States thereof and the District of Columbia) and, with respect to such Transactions, each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.

(15) With respect to Transactions that it has not identified pursuant to clause (14) above:

(a) Each payment received or to be received by it in connection with this Agreement will not be effectively connected with its conduct of a trade or business in the United States.

(b) It is (x) a “non-U.S. branch of a foreign person” as such term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations and (y) a “foreign person” as such term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations.

[90]	Insert for RBC.
[91]	Insert for Key.
[92]	Insert for Scotia.
[93]	Insert for Truist.

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(c) It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

“Specified Treaty” means the Tax Convention between the United States of America and the Republic of France.

“Specified Jurisdiction” means the United States of America.]94

(16) [(B) It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for United States federal income tax purposes.]95

(B)	Counterparty makes the following representation(s):

(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is).

(2) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (B) any tax imposed or collected pursuant to Section 871(m) of the Code or any current or future regulations or official interpretations thereof (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, each of a FATCA Withholding Tax and a Section 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement. [Each party agrees that it can disclose information about the other party and any

[94]	Insert for BNP.
[95]	Insert for Jefferies.

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Transaction entered into under this Agreement to any government or taxing authority if so required by Sections 1471 through 1474 of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code , and each party irrevocably waives, to the extent possible, any applicable law which prevents such disclosure about the other party and any Transaction entered into under this Agreement.]96

(iv) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8BEN-E,W-8IMY (including a withholding statement identifying this Agreement certifying that Dealer is a “Qualified Derivatives Dealer”) or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect.. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Confirmation[, including any Credit Support Document,]97 without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate].98

(w)

Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(x)

Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

[96]	Insert for BNP.
[97]	Insert for GS.
[98]	A non-U.S. Dealer may include other appropriate form deliverables.

B-1-40

(y)

Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.

(z)

General Obligations Law of New York. (i) Counterparty and Dealer agree and acknowledge that (W) the Transaction contemplated by this Confirmation and the related Pricing Supplement will be entered into in reliance on the fact that this Confirmation and such Pricing Supplement, together with the Agreement and any Additional Confirmation and related “Pricing Supplement” or equivalent document thereunder, form a single agreement between Counterparty and Dealer, and the parties would not otherwise enter into such Transaction, (X) this Confirmation, together with such Pricing Supplement and the Agreement, are a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (Y) such Pricing Supplement, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (Z) this Confirmation and the Agreement constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, such Pricing Supplement and the Agreement.

(ii)Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the related Pricing Supplement and the Agreement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(aa)

Counterparts. Delivery of an executed counterpart of a signature page of this Confirmation and the Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb)	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc)

Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

B-1-41

(dd)

CARES Act. Counterparty (x) represents and warrants that it has not, as of the Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any of the foregoing or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the “Material Governmental Restrictions”) not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into the Transaction may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.

8.	Additional Provisions.

[(a)

2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the Attachment to the [2020 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020][99] [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013]100 (“EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (a) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this clause (a):

(i)	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

[99]	Insert for Barclays.
100	Insert for MUFG.

B-1-42

(ii)

Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use, including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Dealer are [For Barclays: New York] [For MUFG: London] and, in relation to Counterparty, are [New York] [and •].

(iv)	The provisions in this paragraph shall survive the termination of this Agreement.

(v)	The following are the applicable email addresses:

Portfolio Data:
Dealer:	[For BNP: portfoliorec.eu@uk.bnpparibas.com]
[For Barclays: MarginServicesPortRec@barclays.com
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
Counterparty:	[•]

Notice of discrepancy:
Dealer:	[For BNP: portfoliorec.eu@uk.bnpparibas.com]
[For Barclays: PortRecDiscrepancy@barclays.com]
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
Counterparty:	[•]

Dispute Notice:
Dealer:	[For BNP: portfoliorec.eu@uk.bnpparibas.com]
[For Barclays: EMIRdisputenotices@barclays.com]
[For MUFG: OPS-ClientValuations@int.sc.mufg.jp]
Counterparty:	[•]]101

[(b)

NFC Representation Protocol. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while the Transaction under this Confirmation remains outstanding, unless Counterparty notifies Dealer promptly otherwise of any change in its status from that represented) that:

(i)

it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

101	Insert for BNP, Barclays and MUFG.

B-1-43

(ii)

as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.

(c)

Bail-In Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.

(d)

Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Confirmation.

B-1-44

(e)

Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

(f)

Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.

(g)

Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.]102

[(a)

Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

102	Insert for Barclays.

B-1-45

(b)

Canadian Resolution Stay Protocol. With respect to this Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take .]103

[(a)

Role of Agent. CIBC World Markets Corp. (the “Agent”) shall act as “agent” for Dealer within the meaning of Rule 15a-6 under the Exchange Act. The Agent is not a principal to this Confirmation and shall have no responsibility or liability to Counterparty in respect of this Confirmation for the Transaction entered into by Counterparty under this Confirmation, including, without limitation, in respect of the failure of Dealer to pay or perform under this Confirmation for the Transaction entered into by Counterparty under this Confirmation. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or money owing to it in connection with or as a result of this Confirmation for the Transaction entered into by Counterparty under this Confirmation. The Agent shall otherwise have no liability in respect of this Confirmation for the Transaction entered into by Counterparty under this Confirmation, except for its gross negligence or willful misconduct in performing its duties as Agent hereunder. As a broker-dealer registered with the Securities and Exchange Commission, CIBC World Markets Corp., in its capacity as agent, will be responsible for (i) effecting the Transaction contemplated in this Confirmation, (ii) issuing all required notices, confirmations and statements to Dealer and Counterparty and (iii) maintaining books and records relating to this Confirmation for the Transaction entered into by Counterparty under this Confirmation.]104

[(a)

U.S. Stay Regulations. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes, the Agreement shall be deemed to be a Covered Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Counterparty shall be deemed

103	Insert for BMO.
104	Insert for CIBC.

B-1-46

a “Covered Entity” and Dealer shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to a party replaced by references to the related covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]105

[(b)

No Insurance or Guaranty. Counterparty understands, agrees and acknowledges that no obligations of Dealer to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Dealer or any governmental agency.

(c)

Agent. Dealer is entering this Confirmation through its Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to the Transaction and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.]106

105	Insert for BofA, BNY, Citi, Huntington, Jefferies, JPM, Mizuho, MS, TD and WF.
106	Insert for Citi.

B-1-47

[(a)	U.S. Stay Regulations.

(i) Recognition of the U.S. Special Resolution Regimes.

A. In the event that Dealer becomes subject to a proceeding under (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Confirmation, and any interest and obligation in or under, and any property securing, this Confirmation were governed by the laws of the United States or a state of the United States.

B. In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Confirmation were governed by the laws of the United States or a state of the United States.

(ii) Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Confirmation, the parties expressly acknowledge and agree that:

A. Counterparty shall not be permitted to exercise any Default Right with respect to this Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

B. Nothing in this Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.

C. For the purpose of this paragraph:

1.	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

2.

“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

B-1-48

(iii) U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(iv) Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.]107

[(b)

Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to the Transactions, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transaction.]108

[(b)

Agent received or will receive other remuneration from Dealer in relation to this Confirmation and the Transaction hereunder. The amount and source of such other remuneration will be furnished upon written request.

(c)

Counterparty understands and agrees that Agent will act as agent for both parties with respect to the Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the Transaction. Agent shall have no responsibility or personal liability to Counterparty arising from any failure by Dealer to pay or perform any obligations hereunder or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. Agent is so acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transaction.

107	Insert for GS.
108	Insert for JPM.

B-1-49

(d)

Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through Agent at 1271 Avenue of the Americas, New York, NY 10020, c/o Equity Capital Markets Desk, (212) 209-9300, Stephen.roney@mizuhogroup.com.

(e)

Dealer hereby provides notice that (a) except as otherwise agreed in writing by Dealer and Counterparty, Dealer may commingle, repledge or otherwise use any collateral Counterparty provides in its business; (b) in the event of Dealer’s failure, Counterparty will likely be considered an unsecured creditor of Dealer as to that collateral; (c) the Securities Investor Protection Act of 1970 (“SIPA”) does not protect Counterparty and Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”); and (d) the collateral will not be subject to the requirements of U.S. Securities Exchange Act Rules 8c-1 (Hypothecation of customers’ securities), 15c2-1 (Hypothecation of customers’ securities), or 15c3-3 (Customer protection – reserves and custody of securities).]109

[(b)]110 [(a)]111

[Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”). The Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.]112

[(b)

NFC Representation Protocol. The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this clause (b) (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. Counterparty confirms that it enters into this Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly send any required notification of any change to its status as a party making the NFC Representation under the NFC Representation Protocol to Dealer (with a copy to [MUSICMP.EMIREnquiries@int.sc.mufg.jp).

109	Insert for Mizuho.
110	Insert for MS.
111	Insert for Truist.
112	Insert for MS and Truist.

B-1-50

(c)

Transaction Reporting – Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)

to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

(ii)

to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to a Market; or to any trade data repository or any systems or services operated by any trade repository or Market, in each case, in connection with such Reporting Requirements.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

“Market” means any exchange, regulated market, clearing house, central clearing counterparty or multilateral trading facility.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity and certain transaction and pricing data and may result in certain anonymous information becoming available to the public or to recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.

(d)

Capacity of Dealer. The parties acknowledge and agree that Dealer is not a U.S. registered broker-dealer and that its participation in the Agreement and the Transaction is pursuant and subject to Rule 15a-6. Further, the parties acknowledge and agree that Dealer’s U.S. registered broker-dealer affiliate, MUFG Securities Americas Inc. (its “U.S. Affiliate”), will act as Dealer’s chaperone for purposes of the activities contemplated in the Agreement and that any reference to any obligation of Dealer in the Agreement shall, to the extent that such obligations are required to be carried out by a registered broker or dealer under Rule 15a-6, be deemed to be a requirement that Dealer procure that its U.S. Affiliate perform such obligations. Such obligations include but are not limited to effecting transactions, issuing confirmations, maintaining books and records, participating in oral communications, and obtaining certain representations and consents.

B-1-51

(e)	Contractual Recognition of Bail-In (United Kingdom).

(i)

Notwithstanding anything to the contrary in the Agreement or in any other agreement, arrangement or understanding among the parties, each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and agrees and consents to, and acknowledges and accepts to be bound by, any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by the BRRD Party to the Creditor Counterparty may include, without limitation:

(A)	a reduction, in full or in part, of the Bail-in Termination Amount; and/or

(B)

a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Creditor Counterparty acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.

(ii)

Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(iii)	The acknowledgements and acceptances contained in clauses (i) and (ii) above will not apply if:

(A)

the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of a third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or

(B)	the UK Regulations have been repealed or amended in such a way as to remove the requirement for either party to give or obtain the acknowledgements and acceptances contained in paragraphs (a) and (b).

(iv)	Definitions.

“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of any transaction under the Agreement.

“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or if the Bail-in Action is exercised only with respect to transactions in one or more netting sets, all transactions relating to such netting set(s), as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).

B-1-52

“BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means the party in respect of which the UK Bail-in Power has been exercised by the relevant resolution authority.

“Creditor Counterparty” means the party which is not the BRRD Party.

“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, the UK Regulations.

“UK Regulations” means any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

(f)	Special Resolution Regime Termination Right.

(i)

Upon the occurrence of a Crisis Prevention Measure, Crisis Management Measure or a Recognised Third-Country Resolution Action (each as defined in section 48Z(1) of the U.K. Banking Act 2009) and/or any Bail-in Action in relation to Dealer, Counterparty shall be entitled to exercise termination rights under, or rights to enforce its rights, in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime (as defined in the U.K. Banking Act 2009) if the Agreement were governed by the laws of any part of the United Kingdom.

(ii)

For the purposes of clause (i) above, Section 48Z of the U.K. Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a “mandatory reduction instrument” by the Bank of England under section 6B of the U.K. Banking Act 2009.]113

113	Insert for MUFG.

B-1-53

[(a)

Royal Bank of Canada (“RBC” or the “Bank”) has appointed as its agent, its indirect wholly-owned subsidiary, RBC Capital Markets, LLC (“RBCCM”), for purposes of conducting on the Bank’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty is hereby advised that RBC, the principal and stated counterparty in such transactions, duly has authorized RBCCM to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. RBCCM has full, complete and unconditional authority to undertake such activities on behalf of RBC. RBCCM acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under this Transaction. This Transaction is not insured or guaranteed by RBCCM.

(b)

Canadian Stay Protocol. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Confirmation shall be deemed to be a Covered Agreement, Dealer shall be deemed to be a Regulated Entity and Counterparty shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]114

[(a)

Canadian Stay. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, this Master Forward Confirmation shall be deemed to be a Covered Agreement, Party A shall be deemed to be a Regulated Entity and Party B shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Master Forward Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.]115

114	Insert for RBC.
115	Insert for Scotia.

B-1-54

[[(a)]116[(b)]117

Role of Agent. Dealer has acted, and will act, as principal in respect of this Confirmation and the Transaction, and [_______]118 [TD Securities (USA) LLC]119, its affiliate, is acting as agent for Dealer (the “Agent”). With respect to the Agent, each of Counterparty and Dealer acknowledges to and agrees with the other party hereto and with the Agent that (i) the Agent is acting as agent for Dealer under the Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to this Confirmation or the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Confirmation or the Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary under this Confirmation. Dealer is not a member of the Securities Investor Protection Corporation.]120

[(b)

ISDA 2018 US Resolution Stay Protocol. The terms of the ISDA 2018 US Resolution Stay Protocol (as published by the International Swaps and Derivatives Association, Inc. on July 31, 2018, the “U.S. Protocol”), to which each party has adhered on or before the date hereof, are incorporated by reference into and form part of this Agreement and (ii) this Agreement shall be deemed a “Protocol Covered Agreement” as such term in used in the U.S. Protocol.

(c)

BNP Paribas Securities Corp. as Agent. Counterparty agrees and acknowledges that (x) if Counterparty, or any entity (whether acting as investment manager, investment advisor or otherwise) entering the Transaction as agent on behalf of Counterparty, is legally organized or formed in the United States, to the extent as required pursuant to the safe harbor from registration as a broker-dealer contained in SEC Rule 15a-6, BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of BNP Paribas, has been granted authority and is acting solely as agent and not as principal with respect to this Transaction and (y) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under this Transaction, and agrees that the employees of BNPPSC have been granted authority to act on behalf of BNP Paribas to facilitate such agency capacity.

“SEC Rule 15a-6” means 17 C.F.R. 240.15a-6 as defined under the U.S. Securities Exchange Act of 1934.

(d)

Bail-in. The provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/ Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Attachment, the Agreement shall be deemed to be a Protocol Covered Agreement and the Implementation Date shall be the date of this Confirmation. In the event of any inconsistencies between the other provisions of this Agreement and the Attachment, the Attachment will prevail. To the extent that the governing law of the Agreement is at the date of this Agreement that of a European Economic Area (“EEA”) member state which subsequently becomes a non-EEA member state, then the provisions set out in the Attachment will apply to the Agreement as from the date on which that state becomes a non-EEA member state.

116	Insert for TD.
117	Insert for Scotia.
118	Insert for Scotia.
119	Insert for TD.
120	Insert for Scotia and TD.

B-1-55

(e)

Contractual Recognition of Stay Powers before Resolution and in Resolution. The provisions of the ISDA Resolution Stay Jurisdictional Modular Protocol, as supplemented by the Omnibus Jurisdictional Module (the “EU Modular Protocol”), which the parties have reviewed, acknowledge and accept, are hereby incorporated herein by reference. For these purposes, (i) BNP Paribas is a Regulated Entity Counterparty, (ii) the Relevant National Laws are those of France as set out in the EU Stay Law Annex from time to time, (iii) Counterparty is a Module Adhering Party, (iv) the Implementation Date shall be the date of the Agreement and (v) all capitalized terms will bear the meanings ascribed to them in the EU Modular Protocol. In the event of any inconsistences arising between the terms of this provision and any other provisions in the Agreement, the terms of this provision will prevail.]121

[(a)

HIRE Act: To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.]122

121	Insert for BNP.
122	Insert for Jefferies.

B-1-56

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

[BANK OF AMERICA, N.A.]123

[BANK OF MONTREAL]124

[THE BANK OF NEW YORK MELLON]125

[THE BANK OF NOVA SCOTIA]126

[BARCLAYS BANK PLC]127

[BNP PARABAS]128

[CANADIAN IMPERIAL BANK OF COMMERCE]129

[CITIBANK, N.A.]130

[GOLDMAN SACHS & CO. LLC]131

[HUNTINGTON SECURITIES, INC.]132

[JEFFERIES LLC]133

[JPMORGAN CHASE BANK, NATIONAL ASSOCIATION]134

[KEYBANC CAPITAL MARKETS INC.]135

[MIZUHO MARKETS AMERICAS LLC]136

[MORGAN STANLEY & CO. LLC]137

[MUFG SECURITIES EMEA PLC]138

[ROYAL BANK OF CANADA

By: RBC Capital Markets, LLC, as its agent]139

[THE TORONTO-DOMINION BANK]140

[TRUIST BANK]141

[WELLS FARGO BANK, NATIONAL ASSOCIATION]142

123	Insert for BofA.
124	Insert for BMO.
125	Insert for BNY.
126	Insert for Scotia.
127	Insert for Barclays.
128	Insert for BNP.
129	Insert for CIBC.
130	Insert for Citi.
131	Insert for GS.
132	Insert for Huntington.
133	Insert for Jefferies.
134	Insert for JPM.
135	Insert for Key.
136	Insert for Mizuho.
137	Insert for MS.
138	Insert for MUFG.
139	Insert for RBC.
140	Insert for TD.
141	Insert for Truist.
142	Insert for WF.

B-1-57

By:
Name:
Title:

[BMO CAPITAL MARKETS CORP., as agent for Bank of Montreal

By:
Name:
Title: ]143

[MIZUHO SECURITIES USA LLC, acting solely as agent in connection with this Confirmation

By:
Name:
Title: ]144

[TD SECURITIES (USA) LLC, acting solely as agent in connection with this Confirmation

By:
Name:
Title:]145

Confirmed as of the date first above written:

XCEL ENERGY INC.

By:
Name:
Title:

[Signature Page to Initially-Priced Forward Transaction Conformation]

143	Insert for BMO.
144	Insert for Mizuho.
145	Insert for TD.

B-1-58

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]

I-1

ANNEX A

PRICING SUPPLEMENT

[Dealer letterhead]

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Attn: Todd A. Wehner, Vice President, Treasurer

Telephone: [***]

Email: [***]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [  ], 20[ ] (the “Confirmation”) between Xcel Energy Inc. (“Counterparty”) and [  ] (“Dealer”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [ ];

(b)	the Number of Shares shall be [ ], subject to further adjustment in accordance with the terms of the Confirmation;

(c)	the Initial Forward Price shall be USD [ ]; and

(d)	the Final Date shall be [ ] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Very truly yours,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:

XCEL ENERGY INC.

By:
Name:
Title:

Exhibit B-2

COLLARED FORWARD CONFIRMATION

B-2-1

Goldman Sachs International | Plumtree Court | 25 Shoe Lane | London EC4A 4AU

Tel: 020-7774-1000 | Telex: 887902 | Cable: GOLDSACHS LONDON

Registered in England No. 2263951 | Registered Office As Above | Authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority

To:	Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 Attn: Todd A. Wehner, Vice President, Treasurer Telephone: [***] Email: [***]

From:	Goldman Sachs International

Re:	Collared Share Forward Transactions

Date:	[ ], 2025

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions for one or more collared share forward transactions that Xcel Energy Inc. (“Counterparty”) will enter into with Goldman Sachs International (“Dealer”) from time to time. This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each such transaction (a “Transaction”) entered into between Dealer and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex B hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and Dealer mutually agree. This Master Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dealer is acting as principal in each Transaction and Goldman Sachs & Co. LLC (“GS&Co.”), its affiliate, is acting as agent (within the meaning of Rule 15a-6 under the Exchange Act) for Dealer and Counterparty in each Transaction, as set forth in Section 8(f) hereof. Dealer is not a member of the Securities Investor Protection Corporation.

This Master Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). This Master Confirmation, the related Supplemental Confirmation and the pricing supplement setting forth certain additional terms of each Transaction determined in accordance with the terms of this Master Confirmation in substantially the form of Annex C hereto (as delivered by Dealer, the “Pricing Supplement”), shall be a “Confirmation” for purposes of the Agreement specified below. In the event of any inconsistency between the Equity Definitions, this Master Confirmation, the Supplemental Confirmation, the Pricing Supplement or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement; (ii) the Supplemental Confirmation; (iii) this Master Confirmation (including, for the avoidance of doubt, the Credit Support Annex (as defined below) in respect of a Transaction); (iv) the Equity Definitions; (v) the Swap Definitions; and (vi) the Agreement.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.

1.  This Master Confirmation, the Credit Support Annex in respect of a Transaction and a Supplemental Confirmation evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Master Confirmation, such Credit Support Annex and such Supplemental Confirmation relate. This Master Confirmation, each Supplemental Confirmation and the Pricing Supplement, shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of English law as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to

B-2-2

Counterparty and Dealer, with a “Threshold Amount” for Counterparty 3% of shareholders’ equity of Counterparty as of the applicable Trade Date and a “Threshold Amount” equal to 3% of shareholders’ equity of The Goldman Sachs Group, Inc. as of the date hereof for Dealer; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business. In addition, on the Trade Date of each Transaction under this Master Confirmation, Dealer and the Counterparty shall be deemed to have entered into a credit support annex in the form of the English version of the 1995 ISDA Credit Support Annex (Bilateral Form-Transfer) (with a Paragraph 11 in the form set forth in the Appendix hereto) (each, a “Credit Support Annex”)). The Credit Support Annex deemed to be entered into with respect to a Transaction shall constitute a “Confirmation” that supplements, forms part of, and is subject to, the Agreement with effect from the Trade Date of such Transaction and the credit support arrangements set out in each such Credit Support Annex shall constitute a “Transaction” that is subject to the Agreement. All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation except as expressly modified herein. This Master Confirmation, the Credit Support Annex in respect of each Transaction, each Supplemental Confirmation and the Pricing Supplement, evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, no Transaction shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, no Transaction shall be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, each Transactions is a Share Forward Transaction.

2.  The terms of the particular Transaction to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Effective Date:	For each Transaction, to be the first Clearance System Business Day on or following the Trade Date on which the conditions set forth in Section 7(a) of the Master Confirmation shall have been satisfied in respect of such Transaction. If the Effective Date shall not have occurred on the Trade Date for a Transaction, the parties shall have no further obligations under the Agreement in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Buyer:	Dealer

Seller:	Counterparty

Shares:	The common stock of Counterparty, with a par value of $2.50 per share (Ticker Symbol: “XEL”)

Exchange:	Nasdaq Global Select Market LLC

Related Exchange(s):	All Exchanges

B-2-3

Clearance System:	The Depository Trust Company

Hedge Period:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Commencement Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Period Completion Date:	For each Transaction, as set forth in the related Pricing Supplement, to be the earliest of (i) the Hedge Period Outside Date, (ii) the date as of which Dealer has determined in a commercially reasonable manner that Hedge Positions in respect of the Transaction can no longer be established by Dealer due to termination of the Distribution Agreement (defined below), and (iii) the Scheduled Trading Day on which the “forward seller” (as defined in the Distribution Agreement) completes the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Hedge Period Outside Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Hedge Reference Price:	As set forth in the related Pricing Supplement, for each Component, to be equal to the volume weighted average price per Share at which the GS&Co., acting as “forward seller”, executes or causes to be executed sales of Shares during the Relevant Hedging Day in connection with establishment of Dealer’s initial Hedge Positions in respect of such Component pursuant to, and in accordance with, the Distribution Agreement and this Master Confirmation.

Number of Shares:	For each Transaction, initially, as set forth in the related Supplemental Confirmation, subject to adjustment as set forth herein and therein. For the avoidance of doubt, the Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by the “forward seller” (as defined in the Distribution Agreement) in connection with the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of such Transaction pursuant to the Distribution Agreement.

Aggregate Number of Shares:	To be the sum of the Number of Shares in respect of any and all Transaction(s) under this Master Confirmation.

Component Number of Shares:	For each Component of a Transaction, as set forth in the related Pricing Supplement, to be the number of Shares that Dealer (or its agent or affiliate) will have introduced into the public market on the Relevant Hedging Day for such Component in connection with establishing Dealer’s initial Hedge Positions in respect of such Component.

Components:	Each Transaction will consist of a number of Components equal to the number of Exchange Business Days during the Hedge Period, each of which such Components will correspond to a single Exchange Business Day during the Hedge Period (the “Relevant Hedging Day”), each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and the related Pricing Supplement. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement, except as provided herein.

Prepayment:	In respect of each Transaction, Dealer shall pay Counterparty the Component Prepayment Amounts with respect to all Components of such Transaction on the Prepayment Date for such Transaction. For the avoidance of doubt, if Counterparty fails to deliver a number of the Shares equal to the Number of Shares in accordance with Paragraph 11(h)(iii) of the Credit Support Annex in respect of any Transaction by the applicable Prepayment Date, Dealer shall not make any such payment.

B-2-4

Prepayment Date:	For each Transaction, the First Acceleration Date.

Component Prepayment Amount:	For any Prepayment Date for any Component, an amount of cash equal to (A) the product of (a) the Forward Floor Price for such Component, (b) the Prepayment Percentage and (c) the Component Number of Shares for such Component less (B) the product of (x) $2.50 and (y) the Component Number of Shares for such Component less (C) the product of (x) the Forward Hedge Selling Commission Rate, (y) the Hedge Reference Price for such Component and (z) the Component Number of Shares for such Component, as set forth in the related Pricing Supplement.

Remaining Prepayment Amount:	For each Component, an amount of cash equal to the product of (a) the Forward Floor Price for such Component, (b) 100% minus the Prepayment Percentage and (c) the Component Number of Shares for such Component.

Prepayment Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Variable Obligation:	Not Applicable

Forward Floor Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Floor Percentage and (y) the Hedge Reference Price for such Component. The Forward Floor Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Floor Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Cap Price:	For each Component of each Transaction, as provided in the Pricing Supplement, to be the product of (x) the Forward Cap Percentage and (y) the Hedge Reference Price for such Component. The Forward Cap Prices shall be decreased by the Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts” on the corresponding Reduction Dates set forth therein.

Forward Cap Percentage:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation:

Valuation Date:	For all Components of a Transaction, the Scheduled Valuation Date for such Transaction; provided that, in respect of any Transaction, Dealer shall have the right to designate any Scheduled Trading Day on or after the First Acceleration Date to be the Valuation Date for all Components of such Transaction (the “Accelerated Valuation Date”) by delivering notice to Counterparty of such designation prior to 8:00 P.M. New York City time on the Exchange Business Day immediately following the designated Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

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Valuation Period:	For all Components of a Transaction, the period from and including the Valuation Period Start Date for the Transaction to and including the Valuation Date for such Transaction.

Valuation Period Start Date:	For each Transaction, as set forth in the related Pricing Supplement, to be ten (10) Scheduled Trading Days following the Hedge Period Completion Date for such Transaction.

Scheduled Valuation Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:

Notwithstanding anything to the contrary in the Equity Definitions, the Calculation Agent may, in its good faith and commercially reasonable discretion, to the extent that a Disrupted Day occurs during a Valuation Period, postpone the Scheduled Valuation Date and, to the extent that a Disrupted Day occurs during the Unwind Period, extend the Unwind Period. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event (or a deemed Market Disruption Event as provided herein), the Calculation Agent shall determine whether:

(i) such Disrupted Day is a Disrupted Day in full, in which case the VWAP Price or the 10b-18 VWAP Price, as applicable, for such Disrupted Day shall not be included for purposes of determining the Settlement Price or the True-Up Price, as applicable, or

(ii) such Disrupted Day is a Disrupted Day only in part, in which case the VWAP Price or the 10b-18 VWAP Price, as appliable, for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the VWAP Price or the 10b-18 VWAP Price for the relevant Valid Days during a Valuation Period or the weighting of the 10b-18 VWAP Price for the relevant Valid Days during an Unwind Period, as applicable, shall be adjusted in good faith and a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the nature and duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Any Scheduled Trading Day on which the Exchange is scheduled to close prior to its normal close of trading shall be deemed to be a Disrupted Day in full.

The Calculation Agent shall provide notice to Counterparty of any Valuation Disruption on the Exchange Business Day promptly following such Valuation Disruption; provided that in case a Market Disruption Event is due to a Regulatory Disruption, such notice shall not be required to specify, and Dealer shall not otherwise be required to communicate to Counterparty, the reason for such Regulatory Disruption.

If a Disrupted Day occurs during a Valuation Period and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be (x) a Potential Adjustment Event or (y) if the Calculation Agent determines that no adjustment that it could make under clause (x) will produce a commercially reasonable result, an Additional Termination Event, with Counterparty as the sole Affected Party and the Transaction as the sole Affected Transaction.

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The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words (A) “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be”, (B) inserting the words “at any time on any Scheduled Trading Day during a Valuation Period” after the word “material,” in the third line thereof and (C) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

VWAP Price:	For any Exchange Business Day, the per Share volume-weighted average price for the regular trading session (without regard to pre-open or after hours trading outside of such regular trading session) of the Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “XEL <Equity> AQR” (or any successor thereto) at 4:15 P.M. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day or, if such volume-weighted average price is unavailable for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method.

10b-18 VWAP Price:	For any Exchange Business Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “XEL <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s good faith and commercially reasonable determination, erroneous, such 10b-18 VWAP Price shall be as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

Valid Day:	Each Exchange Business Day during a Valuation Period.

Regulatory Disruption:	A “Regulatory Disruption” shall occur if Dealer determines that it is appropriate or necessary in light of legal, regulatory or self-regulatory requirements or related policies or procedures for Dealer or its agent or affiliate (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) to refrain from or decrease all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Settlement:

Settlement Currency:	USD (as defined in the Swap Definitions).

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Settlement Date:	For all Components of a Transaction, in the case of an Accelerated Valuation Date, the date that is one Settlement Cycle immediately following the date on which Dealer delivers the notice described in “Valuation Date”, and in the case of the Scheduled Valuation Date, the date that is one Settlement Cycle immediately following the Valuation Date for such Transaction.

Settlement Shares:	For each Component, the Component Number of Shares.

Settlement Price:	For each Component, the arithmetic average of the VWAP Prices on the Valid Days in the Valuation Period for such Component, subject to “Valuation Disruption” above; provided that for any Component (x) if such average is less than the Forward Floor Price for such Component, the Settlement Price for such Component shall be deemed to be the Forward Floor Price for such Component and (y) if such average is greater than the Forward Cap Price for such Component, the Settlement Price for such Component shall be the Forward Cap Price for such Component. On each Reduction Date for a Transaction set forth in the relevant Supplemental Confirmation under “Forward Reduction Amounts”, the VWAP Prices for the Valid Days in the Valuation Period for each Component of such Transaction that occurred prior to such Reduction Date shall each be reduced by the corresponding Reduction Amount set forth therein for such Reduction Date.

Settlement Method Election:	Applicable, to the extent described under “Modified Physical Settlement” below. For the avoidance of doubt, Counterparty may not elect Cash Settlement.

Default Settlement Method:	Physical Settlement; provided that references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Modified Physical Settlement”.

Modified Physical Settlement:

Notwithstanding Section 9.2 of the Equity Definitions but subject to Section 7(u) below, on the Settlement Date for all Components of any Transaction, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the sum of the Settlement Shares for all Components of such Transaction and will pay to Dealer the Fractional Share Amount, if any, subject to Section 7(u) hereof, and Dealer will pay to Counterparty an amount equal to the sum of the Modified Physical Settlement Cash Amounts plus the Remaining Prepayment Amounts for all Components of such Transaction.

Notwithstanding the foregoing, Counterparty may elect to receive Shares rather than the Modified Physical Settlement Cash Amount in respect of all Components of any Transaction (“True-Up Share Settlement”) by notifying Dealer in writing of such election no later than one Settlement Cycle prior to the Settlement Date; provided that such election shall only be valid if it contains the True-Up Election Representations. If True-Up Share Settlement is applicable to all Components of any Transaction, Dealer shall not deliver the Modified Physical Settlement Cash Amounts on the Settlement Date for any Components of such Transaction and instead shall pay the Remaining Prepayment Amounts for all Components of such Transaction on the Settlement Date for such Transaction and shall deliver a number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction on the True-Up Settlement Date for such Transaction.

Modified Physical Settlement Cash Amount:	For each Component, an amount equal to the Settlement Price Differential for such Component multiplied by the Component Number of Shares.

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Modified Physical Settlement Share Amount:	For each Component, an amount equal to the Modified Physical Settlement Cash Amount divided by the True-Up Price, rounded down to the nearest integral multiple of one Share.

True-Up Election Representations:	(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing True-Up Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

True-Up Settlement Date:	For any Transaction to which True-Up Share Settlement is applicable, the date one Settlement Cycle following the last day of the Unwind Period for such Transaction. Any True-Up Settlement Date shall be deemed to be a Settlement Date for purposes of the Equity Definitions.

True-Up Price:	For all Components of any Transaction to which True-Up Share Settlement is applicable, the arithmetic average of the 10b-18 VWAP Prices on the Valid Days in the Unwind Period for such Transaction, as determined by the Calculation Agent, subject to “Valuation Disruption” above.

Unwind Period:	For all Components of any Transaction to which True-Up Share Settlement is applicable, the period from and including the first Exchange Business Day following the date the Counterparty validly provides the True-up Share Settlement Election Notice (or such later date as agreed to by Dealer in its sole discretion) and ending on the date determined by the Calculation Agent in its commercially reasonable discretion.

Settlement Price Differential:	For each Component, an amount equal to the Settlement Price less the Forward Floor Price.

Fractional Share Amount:	An amount in the Settlement Currency representing the fractional Share resulting from the calculation of the Number of Shares to be as determined by the Calculation Agent multiplied by the Settlement Price attributable to the relevant Share on the Valuation Date.

Other Applicable Provisions:	To the extent Dealer or Counterparty is obligated to deliver Shares hereunder (including with respect to any prepayment), the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by

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excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof. For the avoidance of doubt, a cash dividend on the Shares that differs from Expected Dividends as of the first Trading Day of the Hedge Period for any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction. In making any such adjustment, Calculation Agent may, but is not required to, make reference to (amongst other factors) any withholding or deduction of taxes.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the dividend reinvestment and stock purchase plan of Counterparty;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

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Dividends:

Early Termination:	If Counterparty declares or pays any dividend or distribution on the Shares at any time on or before the Prepayment Date for a Transaction that differs in amount or timing from the Expected Dividends, such payment or declaration shall constitute an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

Expected Dividends:	For any Transaction, as set forth in the related Supplement Confirmation.

Extraordinary Events:

New Shares:	In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, (a) the text in subsection (i) shall be deleted in its entirety and replaced with: “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors)” and (b) the phrase “and (iii) issued by a corporation under the laws of the United States, any State thereof or the District of Columbia” shall be inserted immediately prior to the period.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Consequences of Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions, as amended hereby; provided that, in respect of an Announcement Event, (i) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (ii) the words “whether within a commercially reasonable (as determined in good faith by the Calculation Agent) period of time prior to or after the Announcement Event” shall be inserted prior to the word “which” in the seventh line, (iii) the words “and/or any Hedge Positions in respect of the Transaction” will be added prior to the words “of” in the fifth line, and (iv) for the avoidance of doubt, the Calculation Agent may determine the effect on the Transaction of such announcement (and, if so, adjust the terms of such Transaction accordingly) on one or more occasions on or after the date of the Announcement Event, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable. For the avoidance of doubt, any such adjustment shall be

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without prejudice to the application of the provisions set forth in “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to the related Merger Event or Tender Offer.

Announcement Event:	(i) The public announcement of any Merger Event or Tender Offer, the intention to enter into a Merger Event or Tender Offer, or any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (ii) the public announcement of (x) any potential acquisition by Issuer and/or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (an “Acquisition Transaction”) or (y) any potential lease, exchange, transfer or disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in the Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the aggregate consideration exceeds 25% of the market capitalization of Issuer as of the date of such announcement, as determined by the Calculation Agent (a “Disposal Transaction”), (iii) the public announcement of an intention by Issuer or any of its subsidiaries to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event, Tender Offer, Acquisition Transaction or Disposal Transaction, (iv) any other announcement that in the reasonable judgment of Calculation Agent is reasonably likely to result in a Merger Event, Tender Offer Acquisition Transaction or Disposal Transaction or (v) any subsequent public announcement of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii), (iii) or (iv) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent; provided that (x) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (y) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. For the avoidance of doubt, ‘announcements’ as used in this definition of Announcement Event refer to any public announcement whether made by the Issuer or a third party, and the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” “Merger Event” shall be read with references therein to “100%” being replaced by “20%” and to “50%” by “75%” and without reference to the clause beginning immediately following the definition of “Reverse Merger” therein.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if (i) the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors) (and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange) or (ii) the Issuer announces an intent to cause the Shares to cease to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event or Tender Offer).

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Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable.

Increased Cost of Hedging:	Not Applicable.

Increased Cost of Stock Borrow:	Applicable.

Initial Stock Loan Rate:	For each Transaction, as set forth in the related Supplement Confirmation.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	For each Transaction, as set forth in the related Supplement Confirmation.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and/or set over (whether by security or otherwise) any of its rights, title and interest or obligations in or under any Transaction (including the Credit Support Annex in respect of any such Transaction), in whole or in part, to an affiliate

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of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as, as of the date of the assignment or transfer (a) Counterparty will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) (taking into account any amount to be paid by the assignee or transferee under Section 2(d)(i)(4)) of the Agreement in excess of that which Dealer would have been required to so withhold or deduct in the absence of such assignment or transfer; and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.  Calculation Agent: Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, this Master Confirmation or any Supplemental Confirmation, whenever Dealer, acting as the Calculation Agent, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

4.  Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished.

(b) Account for delivery of Shares to Counterparty:	To be furnished.

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

5.  Offices:

The Office of Counterparty for the Transactions is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transactions is: New York.

6.  Notices: For purposes of this Master Confirmation:

(a)	Address for notices or communications to Counterparty:

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Attn: Todd A. Wehner, Vice President, Treasurer

Telephone: [***]

Email: [***]

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(b)	Address for notices or communications to Dealer:

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London, UK, EC4A 2AU

Attention: Jonathan Armstrong, Equity Capital Markets

Telephone: +1-212-902-5181

Email: jonathan.armstrong@gs.com

With a copy to:

Attention: Cory Oringer, Equity Capital Markets

Telephone: +1-212-902-9162

Email: Cory.Oringer@gs.com

and to:

Attention: Henry Liu, Equity Capital Markets

Telephone: +1-212-902-4841

Email: hengrui.liu@gs.com

And mandatory email notification to the following address:

Eq-derivs-notifications@am.ibd.gs.com

7.  Other Provisions:

(a)

Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or wavier by Dealer) of the following conditions:

(i) [Reserved];

(ii) The Equity Distribution Agreement dated as of August 1, 2025 between Counterparty, Dealer, Goldman Sachs & Co. LLC, as the Agent and the forward seller party thereto, and those certain other parties from time to time party thereto (the “Distribution Agreement”), shall be in full force and effect, and the representations and warranties of Counterparty contained in the Distribution Agreement that are qualified by materiality shall be true and correct as of such Effective Date and those not so qualified shall be true and correct in all material respects as of such Effective Date (or, in each case, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iii) any certificate delivered pursuant to the Distribution Agreement by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date (or, if made earlier than such date under the Distribution Agreement, as of such earlier date);

(iv) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

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(v) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 7 hereof;

(vi) Counterparty and each “Forward Purchaser” (as defined in the Distribution Agreement) shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date; and

(vii) On or prior to such Effective Date, Counterparty shall deliver to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer with respect to matters set forth in Section 7(e)(vii) and Section 7(e)(xii) hereof and any other such matters as Dealer may reasonably request.

Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) Dealer is unable to borrow and deliver any Shares for sale by the person acting as forward seller for Dealer under the Distribution Agreement or (ii) in the good faith judgment of Dealer, it is either impracticable to borrow and deliver any such Shares or Dealer would incur a stock loan cost that is equal to or greater than the Maximum Stock Loan Rate, then the effectiveness of this Master Confirmation shall be limited to the number of Shares that Dealer using commercially reasonable efforts is able to, and that it is practicable to, so borrow below the Maximum Stock Loan Rate (which number of Shares, for the avoidance of doubt, may be zero).

(b)

Distribution Agreement Representations, Warranties and Covenants. On each Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.

(c)

Interpretive Letter. The parties intend for this Master Confirmation (including the Credit Support Annex in respect of any Transaction and any related Supplemental Confirmation) to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)	Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder (including the Credit Support Annex in respect of any Transaction), such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(h) below.

(ii) Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction (including the Credit

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Support Annex in respect of such Transaction) may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under such Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon any prepayment and/or settlement of each Transaction (including the Credit Support Annex in respect of such Transaction) will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the sum of (i) the Aggregate Number of Shares minus (ii) the number of Shares that, as of such date, have previously been delivered to Dealer as required by Paragraph 11(h)(iii) of the Credit Support Annex in respect of any Transaction plus (iii) the total number of Shares issuable upon settlement of any other transaction or agreement to which it is a party, excluding any Shares already counted in clause (i) above.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Prepayment Date and on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction unless such Shares are required to be returned to Counterparty under the Credit Support Annex in respect of such Transaction.

(v) In connection with bids and purchases of Shares in connection with any True-Up Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases.

(vi) Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Confirmation(s)” (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).

(e)

Additional Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the Trade Date and the Effective Date for each Transaction (and, in the case of clauses (vii), (xii), (xiii) and (xiv), on each date Counterparty delivers Shares to Dealer under the Credit Support Annex in respect of each Transaction), as follows:

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(i) Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Master Confirmation or any Supplemental Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with any Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect True-Up Share Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty. Furthermore, with respect to any True-Up Share Settlement Election Notice, Counterparty additionally represents to Dealer on the date of such notice that Counterparty will be able to purchase the number of Shares equal to the sum of the Modified Physical Settlement Share Amounts for all Components of such Transaction (assuming for such purpose that the True-Up Price is equal to the lesser of (x) the Settlement Price and (y) the most recent 10b-18 VWAP Price) in accordance with its organizational documents and the required corporate approvals thereunder (if any).

(ii) It is the intent of Dealer and Counterparty that following any election of True-Up Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty has not entered into or altered and will not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting such Transaction and shall not seek to control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) of any Shares, including, without limitation, Dealer’s decision to enter into any hedging transactions. Counterparty acknowledges that (a) during any Valuation Period or Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its forward seller, agent or affiliate) in connection with this Master Confirmation and each Supplemental Confirmation and (b) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in, and for the duration of each Transaction will act in, good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act and shall act in good faith with respect to the Agreement. Counterparty acknowledges and agrees that any election, amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws. Without limiting the generality of the foregoing, any such election, amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such election, amendment, modification, waiver or termination shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material nonpublic information regarding Counterparty or the Shares. Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act.

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(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.

(iv) During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(v) Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any True-Up Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby (including receipt of the Component Prepayment Amounts under such Transaction) will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(viii) as of the Trade Date and Effective for such Transaction and as of the date of any payment or delivery by Counterparty or Dealer hereunder (A) the fair value of the total assets of Counterparty are greater than the sum of the total liabilities (including contingent liabilities) and the capital of Counterparty, (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty’s entry into such Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, and does not believe that it will, incur debt beyond its ability to pay as such debts mature and (D) Counterparty is not and will not be “insolvent” “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity) and no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with any Transaction in accordance with the terms of this Master Confirmation, the applicable Supplemental Confirmation and the Agreement.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation and each Supplemental Confirmation and the consummation of each Transaction (including, without limitation, the issuance and delivery of Shares on any Prepayment Date or Settlement Date and any delivery of Shares under a Credit Support Annex) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.

(xiii) Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction (including any Credit Support Annex in respect of such Transaction); (b) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (c) is entering into each Transaction for a bona fide business purpose.

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(xiv) As of the date hereof and on any date that Counterparty notifies Dealer that True-Up Share Settlement applies to any Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder or under the relevant Supplemental Confirmation or Credit Support Annex.

(xv) Counterparty will, within two Scheduled Trading Days, notify Dealer upon (i) obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty, or a Potential Adjustment Event and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event; provided that in each case, should Counterparty be in possession of material nonpublic information regarding Counterparty, Counterparty shall not communicate such information to Dealer.

(xvi) Counterparty (a) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; (c) has total assets of at least $50 million as of the date hereof; and (d) is an “institutional account” as defined in FINRA Rule 4512(c).

(xvii) Counterparty is not a “financial end user” as defined in 12 CFR §45.2.

(xviii) Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xix) COUNTERPARTY UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(xx) In connection with this Master Confirmation, each Supplemental Confirmation, the Distribution Agreement, any Transaction hereunder and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of Dealer and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that Dealer and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of Dealer and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the Dealer and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of Dealer and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty. Counterparty waives to the full extent permitted by applicable law any claims it may have against Dealer and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

(xxi) Counterparty represents and warrants to, and agrees with, Dealer that at all times during the Relevant Period for any Transaction, Counterparty has not and will not, without the prior written consent of Dealer, (i) issue, offer, pledge, sell, contract to sell, sell any Shares, call option or other right or warrant to purchase, purchase any put option, lend, or otherwise

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transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in this clause (ii) is to be settled by delivery of Shares or such other securities, in cash or otherwise or (iii) enter into any derivatives transactions referencing the Shares or any securities convertible into Shares; provided that during any Valuation Period, (w) any debt-for-equity exchanges, (x) any issuance and sale of Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Counterparty in effect on the Trade Date of such Transaction, (y) certain transactions as set forth under “Permitted Transactions” in the relevant Supplemental Confirmation for each Transaction, and (z) after the establishment of Dealer’s commercially reasonable initial Hedge Position in respect of the relevant Transaction (or such earlier time with Dealer’s consent not to be unreasonably withheld), any customary “at-the-market” forward sale transactions that are not subject to a cap or floor price or customary “at-the-market” offering of Shares on an agency basis on behalf of the Company made by means of ordinary brokers’ transactions on or through the Nasdaq or another market for Counterparty’s common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of Shares, at market prices prevailing at the time of sale, shall in each case be permitted, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation or other price-setting period referencing Counterparty’s common stock price or involving investors’ hedging activity in the open market and any such “at-the-market” forward sale transactions or “at-the-market” offering, the related selling activity in respect of the Shares, in aggregate on any Exchange Business Day, shall not exceed 10% of the ADTV of the Shares excluding elements of such daily traded volume that may be attributed to any block trade that occurs on such Exchange Business Day (and for the avoidance of doubt, any block trades shall not be permitted under clause (z) above). “Relevant Period” means, in respect of any Transaction, the Hedge Period (and for such purpose the Hedge Period shall be deemed to terminate on the Hedge Period Completion Date set forth in item (i) of the definition thereof), any Valuation Period and any Unwind Period.

(f)	[Reserved].

(g)	[Reserved].

(h)

Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(h)(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers

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with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)

Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation, the Credit Support Annex in respect of any Transaction or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence or willful misconduct. The foregoing provisions shall survive any termination or completion of any Transaction.

(j)	[Reserved].

(k)	Governing Law/Jurisdiction. Sections 13(a) and 13(b) of the Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“(a) Governing Law. This Agreement and any non-contractual obligations arising out of or in relation to this Agreement will be governed by and construed in accordance with English law.

(b) Jurisdiction. With respect to any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (“Proceedings”), each party irrevocably:

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(i)	submits to the exclusive jurisdiction of the English courts; and

(ii)

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.”

(l)

Designation by Dealer. Notwithstanding any other provision in this Master Confirmation, any Supplemental Confirmation or the Credit Support Annex in respect of any Transaction to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)

Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.

(n)

Disclosure. Effective from the date of commencement of discussions concerning the Transactions, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)

Right to Extend. Dealer may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares) if Dealer determines that such extension is reasonably necessary or appropriate to (i) in Dealer’s commercially reasonable judgment, preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) based on the advice of counsel, enable Dealer to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(p)

Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 7.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and the “Number of Shares” under any other outstanding share forward transaction by Counterparty referencing the Shares and (2) the denominator of which is the number of Shares outstanding on such day.

(q)

Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the delivery of Shares on any Prepayment Date, the purchase of Shares on any Settlement Date, any Private Placement

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Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.5% of the then outstanding Shares (the “Threshold Number of Shares”), (ii) Dealer’s ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (the condition described in this clause (ii), an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (iii), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position would result or (iii) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (X) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (Y) an Excess FPA Ownership Position would not result and (Z) an Excess Regulatory Ownership Position would not result.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Without limiting the generality of foregoing, if at any time at which (i) the Dealer Group directly or indirectly beneficially owns in excess of the Threshold Number of Shares, (ii) an Excess FPA Ownership Position exists or (iii) an Excess Regulatory Ownership Position exists (each, an “Excess Ownership Position”), if Dealer, in its reasonable discretion, is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth above after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of each Transaction, such that an Excess Ownership Position no longer exists following such partial termination. In the event that Dealer so designates an Early Termination Date with respect to a portion of such Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 7(ii) of this Master Confirmation as if (i) an Early Termination Date had been designated in respect of such Transaction having terms identical to the Terminated Portion of such Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such

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portion of such Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.

(r)

Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act, and is entering into the Transaction hereunder as principal and not on behalf of any third party. The Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)	Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into each Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.

(iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into any Transaction hereunder or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(t)

Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Master Confirmation and each Supplemental Confirmation are not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than any Transaction hereunder. The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

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(ii) the rights given to Dealer pursuant to Article 6 of the Agreement and Section 7(u) below to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with each Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation, the Credit Support Annex in respect of any Transaction or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including each Transaction) or any other agreement between such parties.

(u)

No Initial Collateral; Netting; Setoff. The obligations of Counterparty hereunder are not initially secured by any collateral. If on any date any Shares would otherwise be deliverable under any Transaction by Counterparty to Dealer and by Dealer to Counterparty under this Master Confirmation and under the Credit Support Annex in respect of a Transaction deemed to be entered into on the Trade Date of such Transaction (except pursuant to Section 7(ee) below), then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number. This Section 7(u) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(v)	Tax Matters.

(i) For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii) For the purpose of Section 3(f) of the Agreement:

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(A)	Dealer makes the following representation(s):

(1) It is a disregarded entity for U.S. federal income tax purposes, and is wholly owned by a corporation that is organized under the laws of the United Kingdom. It is a “qualified derivatives dealer” (as that term is used in Section 1.871-15(q) of the United States Treasury Regulations) and each payment of a dividend or dividend equivalent that it receives in connection with this Agreement will be received by it in its capacity as an “equity derivatives dealer” (as that term is used in Section 1.871-15(q) of the United States Treasury Regulations).

(B)	Counterparty makes the following representation(s):

(1) It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Minnesota, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(iii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in clause (v)(i) above and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include (A) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(iv) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, inaccurate, or incorrect, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-8IMY, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become invalid, inaccurate, or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by such other party in order to allow such other party to make a payment under this Master Confirmation, any Supplemental Confirmation, or any Credit Support Annex in respect of any Transaction, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

(v) 871(m) Protocol. To the extent that either party to the Agreement with respect to any Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such

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provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of such Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(w)

Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after any Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions or the Agreement.

(x)

Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Master Confirmation.

(y)

Severability; Illegality. If compliance by either party with any provision of any Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of any such Transaction shall not be invalidated, but shall remain in full force and effect.

(z)

Contracts (Rights of Third Parties) Act 1999. The Contracts (Rights of Third Parties) Act 1999 shall not apply to the Agreement, this Master Confirmation or any Supplemental Confirmation and no rights or benefits expressly or impliedly conferred by the Agreement, this Master Confirmation or any Supplemental Confirmation shall be enforceable under The Contracts (Rights of Third Parties) Act 1999 against the parties by any other person. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Counterparty and Dealer shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not. For the avoidance of doubt, this Section 7(z) shall form part of the Agreement.

(aa)

Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation and any Supplemental Confirmation by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Master Confirmation, any Supplemental Confirmation and any Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Master Confirmation and the transactions contemplated

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hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(bb)	Regulatory Provisions. The time of dealing for the Transaction will be confirmed by Dealer upon written request by Counterparty.

(cc)

Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

(dd)

CARES Act. Counterparty (x) represents and warrants that it has not, as of each Trade Date, applied for or received a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) and is not in material breach of any Material Governmental Restrictions (as hereinafter defined) under any of the foregoing or other investment, or any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with certain requirements (the “Material Governmental Restrictions”) not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) for which the terms of any Transaction hereunder would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance and (y) acknowledges that entering into any Transaction hereunder may limit its ability to receive such loan, loan guarantee, or direct loan Financial Assistance.

(ee)

Share Termination Alternative. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction (except as a result of a Merger Event in which the consideration or proceeds to be paid to all holders of Shares consists solely of cash), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement, after giving effect to the Credit Support Annex for such Transaction (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, Counterparty may, no later than the Early Termination Date or the date on which such Transaction is terminated, elect to deliver or for Dealer to deliver, as the case may be, to the other party a number of Shares (or, in the case of a Merger Event, a number of units, each comprising the number or amount of the securities or property that each holder of one Share would receive in such Merger Event (each such unit, an “Alternative Delivery Unit” and, the securities or property comprising such unit, “Alternative Delivery Property”)) with a value equal to the Payment Amount, as determined by the Calculation Agent in a good faith and commercially reasonable manner (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Property on the date of early termination and, if such delivery is made by Dealer, the prices at which Dealer purchases, in a commercially reasonable manner, Shares or Alternative Delivery Property to fulfill its delivery obligations under this Section 7(ee)); provided that such price

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input must reflect the then prevailing market price of the Shares or Alternative Delivery Property, as the case may be; provided further that in determining the composition of any Alternative Delivery Unit, if the relevant Merger Event involves a choice of consideration to be received by all holders, each such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may make such election only if Counterparty represents and warrants to Dealer in writing on the date it notifies Dealer of such election that, as of such date, Counterparty is not aware of any material nonpublic information concerning the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

(ff)

Share Cap. Notwithstanding any other provision of the Agreement, this Master Confirmation, any Supplemental Confirmation or the Credit Support Annex in respect of any Transaction, in no event will Counterparty be required to deliver in the aggregate in respect of the Prepayment Dates, Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction under this Master Confirmation a number of Shares greater than the Aggregate Reserved Number of Shares (as set forth in each Supplemental Confirmation) (as adjusted for stock splits and similar events) (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control. Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than a Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 7(ff) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the relevant Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter. Counterparty shall not, until Counterparty’s Share delivery obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than any Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under any Transaction.

(gg)	Amendments to the Equity Definitions.

(i) Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “a material economic effect on the Shares or the relevant Transaction”.

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(ii) Section 11.2(c) of the Equity Definitions is hereby amended to read as follows: “(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such announcement or occurrence of such Potential Adjustment Event has a material economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of the Aggregate Number of Shares, the Component Number of Shares for any Component, the Forward Floor Price for any Component, the Forward Cap Price for any Component, any Settlement Price, and any other variable relevant to the exercise, settlement, payment or other terms of such Transaction (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares or to the Transaction) and (ii) determine the effective date(s) of the adjustment(s). The Calculation Agent may (but need not) determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the relevant Shares traded on such options exchange.”

(iii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “material economic effect on the Shares or the relevant Transaction; provided that such event is not based on (a) an observable market, other than the market for Counterparty’s own stock or (b) an observable index, other than an index calculated measured solely by reference to the Counterparty’s own operations”.

(iv) Each reference in Section 11.2 of the Equity Definitions to any diluting or concentrative effect of a Potential Adjustment Event on the Shares shall be deemed to refer instead to a material effect on the Shares or options on the Shares, and the reference therein to “the declaration by the Issuer of the terms of any Potential Adjustment Event” shall be replaced with “the announcement or occurrence of any Potential Adjustment Event”. The proviso at the end of Section 11.2(c)(i) of the Equity Definitions shall be deemed to have been deleted.

(hh)

Additional Termination Event(s). Notwithstanding anything to the contrary in the Equity Definitions, if, as a result of an Extraordinary Event, any Transaction would be cancelled or terminated (whether in whole or in part) pursuant to Article 12 of the Equity Definitions, an Additional Termination Event (with such Transaction and the Credit Support Annex deemed to be entered into on the Trade Date of such Transaction (or portions of each) being the Affected Transaction(s) and Counterparty being the sole Affected Party) shall be deemed to occur, and, in lieu of Sections 12.7, 12.8 and 12.9 of the Equity Definitions, Section 6 of the Agreement shall apply to such Affected Transaction(s).

(ii)

Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating the Close-out Amount in accordance with and pursuant to Section 6 of the Agreement (including as a result of the application of Section 7(hh) hereunder), Dealer may, in its good faith, commercially reasonable judgment, determine such amount with Share price inputs determined on the basis of a good faith, arm’s-length, commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) “risk bid” and/or “private placement” discount and/or commercially reasonable “volume weighted” valuations, in each case provided that such discounts and/or valuations are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner.

(jj)

Waiver of Rights. Any provision of the Agreement, this Master Confirmation, the Credit Support Annex in respect of any Transaction, any Supplemental Confirmation and any related Pricing Supplement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(kk)

Use of Shares. Except to the extent that Dealer’s obligation to deliver the Return Amount (as defined in the Credit Support Annex) pursuant to the Credit Support Annex in respect of a Transaction has been discharged pursuant to Section 7(u) above, Dealer acknowledges and agrees that Dealer (or its agents or affiliates, as applicable) shall use any Shares delivered by Counterparty to Dealer pursuant to Paragraph 11(h)(iii) of such Credit Support Annex on the Prepayment Date to close its open short position in respect of the Transaction on the Prepayment Date.

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(ll)

Process Agent. Within 14 calendar days of the date hereof, Counterparty shall appoint a Process Agent in England and promptly thereafter provide Dealer with the name and contact information for such Process Agent in writing (electronic mail being sufficient). Counterparty agrees that the process by which any proceedings are commenced in England pursuant to Section 7(k)(b) may be served on it by being delivered to its process agent to the address mentioned above or, if different, to Counterparty’s process agent’s registered office in England for the time being. Such service shall be deemed completed and effective on delivery to such process agent (whether or not it is forwarded to and received by Counterparty). If such person is not or ceases to be effectively appointed to accept service of process on behalf of Counterparty, Counterparty shall, on Dealer’s written demand, appoint a further person in England to accept service of process on Counterparty’s behalf and, failing such appointment within 14 calendar days, Dealer shall be entitled to appoint such a person (at Counterparty’s expense) by written notice to Counterparty. Nothing in this provision shall affect Dealer’s right to serve process in any other manner permitted by law.

8.	Additional Provisions.

(a)	U.S. Stay Regulations.

(i) Recognition of the U.S. Special Resolution Regimes.

A. In the event that Dealer becomes subject to a proceeding under (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Confirmation, and any interest and obligation in or under, and any property securing, this Master Confirmation were governed by the laws of the United States or a state of the United States.

B. In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Master Confirmation that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Confirmation were governed by the laws of the United States or a state of the United States.

(ii) Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Master Confirmation, the parties expressly acknowledge and agree that:

A. Counterparty shall not be permitted to exercise any Default Right with respect to this Master Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of the Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

B-2-33

B. Nothing in this Master Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Counterparty being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Counterparty.

C.	For the purpose of this paragraph:

1.	“Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

2.

“Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Master Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(iii) U.S. Protocol. If Counterparty has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Master Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be an Adhering Party, and this Master Confirmation shall be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(iv) Pre-existing In-Scope Agreements. Dealer and Counterparty agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and Counterparty that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Master Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.

(b)

ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. Both parties agree that the amendments set out in Parts I to III of the attachment to the ISDA 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 and available on the ISDA website (www.isda.org) (the “UK PDD Protocol”) shall be incorporated as if set out in full in the Agreement, but with the following amendments: (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Section 8(b) (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of the Agreement. For the purposes of this paragraph:

(i) Portfolio reconciliation process status. Each party confirms its status as follows:

Dealer:        Portfolio Data Sending Entity

Counterparty:     Portfolio Data Receiving Entity

B-2-34

(ii) Local Business Days. Each party specifies the following place(s) for the purposes of the definition of Local Business Day as it applies to it:

Dealer:       New York, New York, USA

Counterparty:     New York, New York, USA

(iii) Use of an agent and third party service provider. For the purposes of Part I(3) of the UK PDD Protocol: Without prejudice to Part I(3)(a) of the UK PDD 2013 protocol, Dealer appoints Goldman Sachs Services Private Limited, Goldman Sachs & Co. LLC and Goldman Sachs (Singapore) Pte to each act as its agent.

(c)	Crisis Prevention Measure. Each party agrees that, with respect to the Agreement between them, if a:

(i)	Crisis Prevention Measure;

(ii)	Crisis Management Measure; or

(iii)	Recognised Third-country Resolution Action

is taken in relation to Dealer or any member of the same Group as Dealer, the other party shall be entitled to exercise a Termination Right under, or rights to enforce a Security Interest in connection with the Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime if the Agreement was governed by the laws of any part of the United Kingdom.

For the purposes of this clause, Section 48Z of the U.K. Banking Act 2009, as amended from time to time, is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a “mandatory reduction instrument” by the Bank of England under section 6B of the U.K. Banking Act 2009, as amended from time to time.

Where:

“Crisis Prevention Measure”, “Crisis Management Measure”, “Group”, “Recognised Third-country Resolution Action”, “Security Interest”, “Special Resolution Regime” and “Termination Right” have the meaning given to them in or pursuant to the PRA Rule.

“PRA Rule” means the Stay in Resolution Part of the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time.

(d)

ISDA 2013 EMIR Non-Financial Counterparty (NFC) Representation. Counterparty represents to Dealer that it is a non-financial counterparty under Article 2(9) of UK EMIR that does not meet the conditions set out in the second subparagraph of Article 10(1) of UK EMIR. In this paragraph, “UK EMIR” means Regulation (EU) No 648/2012 (as amended and/or supplemented prior to 1 January 2021, including, for the avoidance of doubt, by Regulation (EU) 2019/834 of the European Parliament and of the Council of 20 May 2019) as assimilated into domestic law of the United Kingdom by virtue of the Retained EU Law (Revocation and Reform) Act 2023.

(e)	Additional Provisions.

(i) Counterparty understands and agrees that, as a broker-dealer registered with the SEC, GS&Co., as agent of Dealer and Counterparty, will be responsible for (a) effecting each Transaction entered into by Dealer and Counterparty hereunder, (b) issuing all required confirmations and statements to Dealer and Counterparty, (c) maintaining books and records relating to each Transaction entered into hereunder as required by SEC regulations and (d) receiving, delivering and safeguarding Counterparty’s funds and any securities in connection with each Transaction entered into hereunder, in compliance with SEC regulations.

B-2-35

(ii) Counterparty understands and agrees that GS&Co. is acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. GS&Co. shall have no responsibility or personal liability to either party arising from any failure by either party to pay or perform any obligation under any Transaction. Each party agrees to proceed solely against the other to collect or recover any amount owing to it or enforce any of its rights in connection with or as a result of any Transaction.

(iii) Notwithstanding the above, for purposes of applicable rules of The Prudential Regulation Authority and the Financial Conduct Authority, Dealer shall treat GS&Co. alone as its customer. As a consequence, most of the customer protections available under such rules will not be available to Counterparty.

(iv) Notwithstanding any provisions of the Agreement, all communications relating to any Transaction or the Agreement shall be transmitted exclusively through GS&Co. at 200 West Street, New York, New York 10282-2198, Telephone No. (212) 902-1981, Facsimile No. (212) 428-1980/1983, Email: jonathan.armstrong@gs.com; Cory.Oringer@gs.com; hengrui.liu@gs.com; Eq-derivs-notifications@am.ibd.gs.com.

B-2-36

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

GOLDMAN SACHS INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

XCEL ENERGY INC.

By:
Name:
Title:

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[ ]

To:	Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401

From:	Goldman Sachs International
Plumtree Court, 25 Shoe Lane
London EC4A 4AU

Re:	Collared Share Forward Transaction

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman Sachs International (“Dealer”) and Xcel Energy Inc. (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation regarding Collared Share Forward Transactions, dated August 1, 2025, between Dealer and Counterparty (as amended, modified or supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation, including the Credit Support Annex referenced therein as it applies to the Transaction) shall govern this Supplemental Confirmation and the Transaction contemplated hereunder, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]

Effective Date:	[ ]

Number of Shares:	Initially, [ ], subject to adjustment as provided herein. The final Number of Shares (after giving effect to such adjustments) for a Transaction shall be set forth in the Pricing Supplement for a Transaction, which shall be equal to the sum of the Component Number of Shares in respect of all Components of the Transaction.

Trading Parameters	On any Exchange Business Day Counterparty may request in writing by 8:30 AM New York Time (a “Parameters Request”) that Dealer (or its agent or affiliate) establish its initial Hedge Positions on such Exchange Business Day for the related Component taking into account Counterparty’s desired trading parameters submitted with the Parameters Request (the “Trading Parameters”) (including, without limitation, a minimum price (the “Limit Price”) and a maximum amount of proceeds from Dealer’s sales of Shares (the “Maximum Proceeds”)). Counterparty and Dealer agree that, notwithstanding anything to the contrary herein or in the Distribution Agreement:

1.  Dealer (or its agent or affiliate) shall use good faith efforts to make sales in connection with establishment of Dealer’s initial Hedge Position in respect of such Component in accordance with the Trading Parameters; provided that such good faith efforts shall be subject in all respects to compliance with Dealer’s and its affiliates’ internal policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or such affiliates), and only to the extent fulfilling such Parameter Request would not have an adverse impact on any other hedging activities undertaken by Dealer or its affiliates in connection with this Transaction or any other Transaction under the Master Confirmation (including taking into account the relevant liquidity, market and trading conditions).

2.  With respect to the Limit Price, Dealer (or its agent or affiliate) will use commercially reasonable efforts to not sell any “Hedge Shares” (as defined in the Distribution Agreement) below the Limit Price.

3.  With respect to the Maximum Proceeds, Dealer (or its agent or affiliate) will use commercially reasonable efforts to not sell any “Hedge Shares” (as defined in the Distribution Agreement) to the extent such sales would result in sale proceeds greater than the Maximum Proceeds.

4.  If no Parameters Request is received by Dealer by 8:30 A.M. New York Time, Dealer shall not establish any Hedge Positions on such Exchange Business Day.

5.  Each designation of any Component by Counterparty in a Parameters Request or any change in the Trading Parameters for such Component by Counterparty shall be deemed to be an affirmation to the Dealer (in its capacity as a “Forward Purchaser” under the Distribution Agreement) and a “Agent” (as defined in the Distribution Agreement) that (x) the representation in Section 5(f)(i) of the Master Confirmation and (y) the representations and warranties of Counterparty contained in or made pursuant to the Distribution Agreement, in each case, are true and correct as of the date of such designation as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the “Forward Settlement Date” (as defined in the Distribution Agreement) relating to such as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the “Registration Statement” and the “Prospectus” (in each case, as defined in the Distribution Agreement) as amended and supplemented relating to such Hedge Shares).

6.  Other than as explicitly set forth above, Dealer (or its agent or affiliate) shall have the sole discretion in conducting its hedging activities in connection with establishing its initial Hedge Position of the Transaction.

Hedge Period:	For the Transaction, the period commencing on, and including, the Hedge Period Commencement Date and ending on, and including, the Hedge Period Completion Date, during which Dealer (or its agent or affiliate) establishes its initial Hedge Positions for such Transactions, subject to the Trading Parameters; provided that the Counterparty acknowledges and agrees that Dealer or its agent or affiliate will be establishing its initial Hedge Positions pursuant to the Distribution Agreement and subject to terms and conditions thereunder. Counterparty acknowledges and agrees that Dealer may suspend establishing its initial Hedge Positions in respect of the Transaction during the Hedge Period (a) in order to comply with the Trading Parameters, (b) while a Regulatory Disruption has occurred and is continuing and (c) pursuant to any other applicable conditions set forth herein and/or the Distribution Agreement. Promptly following the Hedge Period Completion Date for the Transaction, Dealer shall deliver the Pricing Supplement to Counterparty.

Notwithstanding anything to the contrary in this Master Confirmation or the Equity Definitions, if (x) the prospectus contemplated in the Distribution Agreement ceases to satisfy the requirements of the Distribution Agreement (it being understood that availability of such prospectus as contemplated by the Distribution Agreement has been assumed by Dealer for purposes of establishing its commercially reasonable initial Hedge Position) or (y) the Hedge Period Completion Date occurs, in each case, prior to completion by Dealer (or its agent or affiliate) of the establishment of establishing Dealer’s commercially reasonable initial Hedge Position with respect to the full Number of Shares for the Transaction (for any reason including, without limitation, any lack of liquidity in the Shares, compliance with the Trading Parameters for any Component, occurrence of the Hedge Period Completion Date due to an event set forth in clause (i) or (ii) of the definition thereof or any failure of the prospectus supplement contemplated by the Distribution Agreement to be available), Dealer shall reduce the Number of Shares in respect of the Transaction to reflect the extent to which Dealer (or its agent or affiliate) has established Dealer’s initial Hedge Position in respect of such Transaction on or prior to such Hedge Period Completion Date, and in such event, the Calculation Agent may make any other commercially reasonable adjustments to the terms of such Transaction as appropriate to preserve the fair value of such Transaction. If the offering of the Shares relating to a Transaction is suspended prior to the completion by Dealer (or its agent or affiliate) of the establishment of Dealer’s initial Hedge Position with respect to the Number of Shares for the Transaction, and the Calculation Agent determines that Dealer’s theoretical “delta” as of such day (assuming a commercially reasonable Hedge Position) exceeds the number of Shares sold by Dealer or its affiliates in connection with such Transaction prior to such day, the Calculation Agent may make any commercially reasonable adjustments to the terms of the Transaction as appropriate to preserve the fair value of the Transaction. In making any such adjustment, the Calculation Agent agrees to use its reasonable efforts to consult in good faith with Counterparty regarding such adjustment, it being understood that Calculation Agent will not be required to take any action that it reasonably determines in good faith would violate or conflict with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to it.

Hedge Period Commencement Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Hedge Period Outside Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Scheduled Valuation Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

First Acceleration Date:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Prepayment Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Floor Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Cap Percentage:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Forward Hedge Selling Commission Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Initial Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Maximum Stock Loan Rate:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Expected Dividends:	Ex-Dividend Date	Amount

	[ ]	$[ ]

Forward Reduction Amounts:[1]	Reduction Date	Reduction Amount

	[ ]	$[ ]

Permitted Transactions:	As set forth in Exhibit 1 to this Supplemental Confirmation.

Aggregate Reserved Number of Shares:	Equal to the Aggregate Number of Shares.

[Signature Page Follows]

[1]	To have the same dates and amounts as Expected Dividends prior to the Prepayment Date, and no reductions after the Prepayment Date.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to Dealer.

Yours sincerely,

GOLDMAN SACHS INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

XCEL ENERGY INC.

By:
Name:
Title:

EXHIBIT 1

Hedge Period Commencement Date:	[ ]

Hedge Period Outside Date:	[ ]

Scheduled Valuation Date:	[ ]

First Acceleration Date:	[ ]

Prepayment Percentage:	[ ]%

Forward Floor Percentage:	[ ]%

Forward Cap Percentage:	[ ]%

Forward Hedge Selling Commission Rate:	[ ]%

Initial Stock Loan Rate:	[ ] bps

Maximum Stock Loan Rate:	[ ] bps

Permitted Transactions:

The following transactions shall be permitted under clause (y) of Section 7(e)(xxi), subject to the limitations set forth below: Any underwritten block trade or follow-on offering of Shares; provided that:

(i) from the Hedge Period Completion Date to [     ], 20[  ], the cumulative notional amount of all shares sold in accordance with clause (y) shall not exceed USD [ ];

(ii) from [     ], 20[  ] to [     ], 20[  ], the cumulative notional amount of all shares sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [  ]; and

(iii) from [     ], 20[  ] to the Settlement Date, the cumulative notional amount of all shares sold in accordance with Section 7(e)(xxi)(y) shall not exceed USD [  ].

ANNEX B

FORM OF PRICING SUPPLEMENT

Date:	[ ]

To:	Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401

From:	Goldman Sachs International Plumtree Court, 25 Shoe Lane London EC4A 4AU

This Pricing Supplement supplements, forms a part of, and is subject to (i) the Supplemental Confirmation dated as of [  ], 2025 between Xcel Energy Inc. (“Counterparty”) and Goldman Sachs International (“Dealer”) (the “Supplemental Confirmation”) and (ii) further, the Supplemental Confirmation is subject to the Master Confirmation regarding Collared Share Forward Transactions dated August 1, 2025 between Counterparty and Dealer (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Pricing Supplement, except as expressly modified below, and capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Confirmation or the Supplemental Confirmation.

For all purposes of the Transaction under the Supplemental Confirmation:

Component No.	Component Number of Shares	Hedge Reference Price	Forward Floor Price	Forward Cap Price	Component Prepayment Amount	Remaining Prepayment Amount
1.
2.
3.
4.
...

(a)	the Hedge Period Completion Date is [__________];

(b)	the Number of Shares is [__________];

(c)	the Valuation Period Start Date is [__________];

(d)	the sum of the Component Prepayment Amounts is USD [__________]; and

(e)	the sum of the Remaining Prepayment Amounts is USD [__________].

Yours sincerely,

GOLDMAN SACHS INTERNATIONAL

By:
Name:
Title:

B-1

Appendix

APPENDIX

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	“Base Currency” means: USD.

(ii)	“Eligible Currency” means: Not Applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount, Credit Support Amount and Exposure.

(A) “Delivery Amount” has the meaning specified in Paragraph 2(a), subject to the provisions of Paragraph 11(h)(iii) and (viii).

(B) “Return Amount” has the meaning specified in Paragraph 2(b), subject to the provisions of Paragraph 11(h)(iii) and (viii).

(C) “Credit Support Amount” has the meaning specified in Paragraph 10.

(D) “Exposure” shall mean zero.

(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for the party specified beginning on the Prepayment Date:

	Counterparty	Valuation Percentage
(A) Shares (as defined in the Master Confirmation)	X	100%

(iii)	Thresholds.

(A)	“Independent Amount” means with respect to Dealer: Not applicable.

“Independent Amount” means with respect to Counterparty: a number of Shares equal to the Required Number of Shares.

“Required Number of Shares” means, subject to Paragraph 11(h)(viii), on each day from, and including, the Prepayment Date to, and including, the Settlement Date, a number of Shares equal to the Number of Shares for the Transaction.

(B)	“Threshold” means with respect to Dealer: Infinity.

“Threshold” means with respect to Counterparty: Zero.

(C)	“Minimum Transfer Amount” means with respect to Dealer:

The Value of one Share.

“Minimum Transfer Amount” means with respect to Counterparty:

The Value of one Share.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of one Share, respectively.

1

(c)	Valuation and Timing.

(i)

“Valuation Agent” means Dealer, unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Valuation Agent.

(ii)	“Valuation Date” means the Valuation Date (as defined in the Master Confirmation) and any Relevant Date (as defined below).

(iii)

“Valuation Time” means (i) with respect to a Valuation Date, as defined in the Master Confirmation, and (ii) with respect to any other date of calculation, the close of business on the Valuation Date or the date of calculation, as applicable.

(iv)	“Notification Time” means 12:00 p.m., New York time, on a Local Business Day.

(d)	Exchange Date. “Exchange Date” has the meaning specified in Paragraph 3(c)(ii).

(e)

Dispute Resolution. The provisions of Paragraph 4 will not apply; the phrase “and subject to Paragraph 4 in the case of a dispute” shall be deemed deleted from the definition of “Value” in Paragraph 10, and the other references to Paragraph 4 in this Annex shall be disregarded.

(f)	Distributions and Interest Amount.

(i)	Interest Amount. The provisions of Paragraph 5(c)(ii) and all other references to Interest Amount and related terms in the Annex will not apply.

(ii)	Distributions. The provisions of Paragraph 5(c)(i) will not apply.

(g)	Addresses for Transfers.

Dealer: To be specified by Dealer in writing.

Counterparty: To be specified by Counterparty in writing.

(h)	Other Provisions.

(i)

Delivery Amount and Return Amount. Paragraph 2(a) and 2(b) shall be amended by including the reference to Paragraphs “11(h)(iii)” and “11(h)(viii)” in place of the reference to paragraph 4 in the first line thereof.

(ii)

Agreement as to Single Transferor and Transferee. Dealer and Counterparty agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Transferee” as used in this Annex means only Dealer, (b) the term “Transferor” as used in this Annex means only Counterparty and (c) only Counterparty will be required to make transfers of Eligible Credit Support hereunder (but without prejudice to any obligation on Dealer to transfer Equivalent Credit Support hereunder).

(iii)	Initial Transfer and Returns. Notwithstanding anything to the contrary in this Annex, including (without limitation) paragraphs 2 and 3, in respect of each Transaction:

(A)

the Transferor will transfer to the Transferee on or prior to 3:00 p.m. on the Clearance System Business Day immediately prior to the Prepayment Date for the Transaction (free and clear of any security interest, lien, encumbrance, restrictive legend or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system)) a number of Shares equal to the Number of Shares for the Transaction in book-entry form

2

without any requirement for the Transferee to have made a demand to the Transferor, and this shall be deemed to be a Transfer of Eligible Credit Support for the purposes of Paragraph 2(a);

(B)

substantially concurrently with or prior to the transfer described in the immediately preceding Paragraph 11(h)(iii)(A), Transferee shall pay to the Transferor an amount in USD equal to the product of (x) USD 2.50 and (y) the Number of Shares for the Transaction; and

(C)

on the Valuation Date (and notwithstanding paragraph 2(b) and paragraph 3 (which shall be subject to this Paragraph 11(h)(iii)(C))), (1) the Transferor shall be deemed to have made a demand under paragraph 2(b) specifying Shares as the form of Equivalent Credit Support and the Return Amount in respect of the Valuation Date shall be a number of Shares equal to the Number of Shares (which, for the avoidance of doubt, shall be equal to the sum of the Component Number of Shares for all Components of the Transaction); and (2) subject to Paragraph 11(h)(x) (Delivery of Shares), the Transferee shall make the transfer of Equivalent Credit Support to Transferor on the Settlement Date in respect of the Transaction.

If (i) the Transferor fails to make the Transfer in accordance with paragraph (A) above or (ii) the Transferee fails to make the Transfer in accordance with paragraph (C) above, an Event of Default shall immediately occur (for the avoidance of doubt, with no cure period or ability to cure) with respect to which the Counterparty, in respect of a failure to Transfer in accordance with paragraph (A) above, or Dealer, in respect of a failure to Transfer in accordance with paragraph (C) above (as applicable) shall be the Defaulting Party.

(iv)	Default. The following provision replaces Paragraph 6 and is numbered as Paragraph 6(a):

“(a) If an Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, the Close-out Amount determined under Section 6(e) of the Agreement in relation to the Transaction constituted by this Annex shall be an amount (expressed as a negative number if the Determining Party is the Transferee or as a positive number if the Determining Party is the Transferor), equal to the Value of the Credit Support Balance on the Early Termination Date or such other day or days selected by the Valuation Agent that are as soon as reasonably practicable after the Early Termination Date (determined as though such Early Termination Date and each other day or days were a Valuation Date).”

(v)	Termination Events, Extraordinary Events.

The following provision shall be added to the end of Paragraph 6 of the Annex as a new Paragraph 6(b):

“(b) If (A) an Early Termination Date is designated or deemed to occur as a result of a Termination Event in relation to a party or (B) a Cancellation Amount or any other amount pursuant to Section 12.7(a) of the Equity Definitions is required to be determined as a result of an Extraordinary Event (subject to the application to such Extraordinary Event of Section 7(hh) of the Master Confirmation), then:

(i)

an amount equal to the Value of the Credit Support Balance on the Relevant Date or such other day or days selected by the Valuation Agent that are as soon as reasonably practicable after the Relevant Date, determined as though the Relevant Date or each such other day was a Valuation Date, will be deemed:

3

(A)	in the case of a Termination Event to be an Unpaid Amount due to the Transferor (which may or may not be the Affected Party) for purposes of Section 6(e); and

(B)

(except if Section 7(hh) of the Master Confirmation is applicable to such Extraordinary Event, in which case the clause (A) shall apply instead to such Extraordinary Event) in the case of an Extraordinary Event to be an amount due to the Transferor in addition to any Cancellation Amount for the purposes of Section 12.8 (Cancellation Amount) of the Equity Definitions or any amount pursuant to Section 12.7(a) of the Equity Definitions.

The parties shall not have any further payment or delivery obligations under this Annex following the payment of the amount calculated in accordance with this Paragraph 11(h)(v) and Paragraph 11(h)(vii) below.

For the purposes of Paragraph 6(b), “Relevant Date” means the Early Termination Date (in the case of a Termination Event, including for the avoidance of doubt, any Extraordinary Event subject to Section 7(hh) of the Master Confirmation) or the date on which any Transaction is terminated or cancelled (in the case of an Extraordinary Event).”

(vi)	Value. The definition of “Value” in Paragraph 10 shall be deleted in its entirety and replaced with the following:

““Value” means, for any Valuation Date or other date for which Value is calculated with respect to:

(i)	Eligible Credit Support comprised in a Credit Support Balance and:

(1)	the Valuation Date, the Settlement Price;

(2)	any other date, the Base Currency Equivalent of the bid price obtained by the Valuation Agent;

(ii)	items that are comprised in the Credit Support Balance that are not Eligible Credit Support, zero;

(iii)

for the purposes of Paragraph 6, the Value of the Credit Support Balance shall be calculated as follows: on or as soon as reasonably practicable after the Early Termination Date or Relevant Date, as the case may be, the Value of the Eligible Credit Support and proceeds thereof comprised in the Credit Support Balance will be the amount, determined by the Valuation Agent in good faith and in a commercially reasonable manner, that represents the fair market value of the Shares or other assets comprised in the Credit Support Balance, having regard to such pricing sources and methods as the Valuation Agent considers appropriate (after deducting all reasonable costs, fees and expenses incurred or likely to be incurred in connection with the sale of the Shares or other assets).

Counterparty and Dealer agree that any determination made pursuant to the paragraph above may reflect the price per Share at which Dealer unwinds its Hedge Positions in respect of any Transaction, including the price per Share implied by the Close-out Amount (if any) determined by Dealer under Section 6(e) of the Agreement or the Cancellation Amount determined by the Determining Party under Section 12.8 (Cancellation Amount) of the Equity Definitions or any other amount calculated in accordance with Section 12.7(a) of the Equity Definitions with respect to any Transaction to which the Master Confirmation relates.

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For the avoidance of doubt, paragraph (i) and (ii) above shall not apply for the purposes of Paragraph 6.”

(vii)	Payment Netting. On a Termination Payment Date, Counterparty shall pay the related Termination Payment to Dealer; provided that:

(A)	Counterparty’s obligation to pay such Termination Payment; and

(B)	Dealer’s obligation to pay an amount pursuant to Paragraph 6(b) of the Annex,

on such date shall each be subject to payment netting in accordance with Section 2(c) (Netting of Payments) of the Agreement.

“Termination Payment Date” means the date on which a party is due to pay a Termination Payment to the other party.

“Termination Payment” means, to the extent it is payable by Counterparty: (A) in the case of a Termination Event (including, for the avoidance of doubt, any Extraordinary Event subject to Section 7(hh) of the Master Confirmation), an Early Termination Amount for purposes of Section 6(e); and (B) in the case of an Extraordinary Event, a Cancellation Amount for the purposes of Section 12.8 (Cancellation Amount) of the Equity Definitions or any amount pursuant to Section 12.7(a) of the Equity Definitions.

(viii)

Adjustments. Whenever any adjustments are made to any Transaction in accordance with its terms, the Valuation Agent may make such adjustment to the terms of this Annex that it considers would be appropriate to account for such adjustment to the terms of such Transaction to preserve the economic terms thereof.

(ix)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Section 12 of the Agreement.

(x)

Delivery of Shares. Counterparty and Dealer agree that, in respect of a Transaction, any obligation of Dealer on the Settlement Date to return to Counterparty Equivalent Credit Support comprised of Shares pursuant to Paragraph 2(b) of this Annex in respect of such Transaction will be subject to (A) the condition precedent that it has received from Counterparty all amounts payable to it by Counterparty in respect of such Transaction on or before that Settlement Date and, once that condition precedent has been satisfied, (B) Section 7(u) of the Master Confirmation.

(xi)

Taxes. Notwithstanding anything to the contrary elsewhere in this Agreement or herein, all payments and all deliveries by Transferee pursuant to this Annex shall be made net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof. Any such amount shall not be an “Indemnifiable Tax” for purposes of Section 14 of the Agreement.

(xii)

Defined Terms and Interpretation. This Annex is deemed to be entered into between the parties in respect of each Transaction (as defined below). Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified in the Master Confirmation (as defined below) and/or the Supplemental Confirmation (as defined below) relating to a Transaction. In addition, in this Paragraph 11:

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“Master Confirmation” means the confirmation entered into between the parties dated August 1, 2025 that sets forth certain terms and conditions for one or more collared share forward transactions that the parties may entered into from time to time;

“Supplemental Confirmation” means the supplemental confirmation entered into between the parties in respect of a Transaction; and

“Transaction” means each transaction constituted under the Master Confirmation in respect of which this Annex is deemed to be entered into between the parties.

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Exhibit C

XCEL ENERGY INC.

OFFICER’S CERTIFICATE

The undersigned officer of Xcel Energy Inc. (the “Company”) does hereby certify on behalf of the Company, pursuant to [Section 5(a)(i)][Section 6(b)] of the Equity Distribution Agreement, dated as of August 1, 2025 among the Company and Goldman Sachs & Co. LLC and Goldman Sachs International (the “Agreement”), that:

1. Since the most recent date as of which information is given in the Registration Statement and the Prospectus (as each of such terms is defined in the Agreement), except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business;

2. The representations and warranties of the Company contained in the Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

3. The Company has performed all of its obligations under the Agreement to be performed on or prior to the date hereof; and

4. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, threatened by the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned officer has executed this certificate as of [•], 20[•].

[Name]
[Title]

C-1

Exhibit D

Matters to be addressed by opinion letter of Company counsel

[provided separately]

D-1

Exhibit E

Matters to be addressed by opinion letter of Jones Day

[provided separately]

E-1